Exhibit 10.4

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of April 21, 2020 (the “Effective Date”) among Wilmington Savings Fund Society, FSB (“WSFS”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Highbridge Tactical Credit Master Fund, L.P. (“Highbridge”) and the other lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time (each a “Lender” and collectively, the “Lenders”), and Senseonics, Incorporated, a Delaware corporation, with offices located at 20451 Seneca Meadows Parkway, Germantown, MD 20876 and Senseonics Holdings, Inc., a Delaware corporation with offices located at 20451 Seneca Meadows Parkway, Germantown, MD 20876 (individually and collectively, jointly and severally, “Borrowers”), provides the terms on which the Lenders shall lend to Borrowers and Borrowers shall repay the Lenders. The parties agree as follows:

1.                   DEFINITIONS AND OTHER TERMS

1.1                Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.4 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (a) the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (b) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 or otherwise (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements.

1.2                Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

1.3                Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.4                Definitions. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement” “Approved Budget Covenant”	Preamble Section 8.13
“Beneficial Ownership Cap”	Section 2.7(b)
“Borrowers”	Preamble
“Cash Prepayment”	Section 2.4(a)(ii)
“Claims”	Section 12.2
“Collateral Agent”	Preamble
“Collateral Agent Expenses”	Exhibit C, Section 6
“Collateral Agent Fees”	Section 2.4(d)
“Collateral Agent License”	Section 9.8
“Communications”	Section 10
“Connection Income Taxes” “Cure Amount”	Exhibit C, Section 1 Section 8.13
“Declined Amount”	Section 2.2(c)
“Default Rate”	Section 2.3(b)
“Effective Date” “Equity Cure Right”	Preamble Section 8.13
“Event of Default”	Section 8
“Exchange Cap”	Section 2.7(a)
“Excluded Taxes”	Exhibit C, Section 1
“FATCA” “Foreign Lender”	Exhibit C, Section 1 Exhibit C, Section 1
“Highbridge”	Preamble
“Indemnified Person”	Section 12.2
“Indemnified Taxes”	Exhibit C, Section 1
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“Mandatory Prepayment Date”	Section 2.2(c)
“MNPI Notice”	Section 6.2(d)
“New Subsidiary”	Section 6.10
“Open Source Licenses”	Section 5.2(f)
“Other Connection Taxes”	Exhibit C, Section 1
“Other Taxes” “Participant Register”	Exhibit C, Section 1 Section 12.1
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“PIK Interest”	Section 2.3(e)
“Premium Account”	Section 2.4(a)(ii)
“Prepayment Period”	Definition of “Prepayment Premium”
“Prepayment Premium PIK Installment”	Section 2.4(a)(ii)
“Prepayment Premium PIK Installment Date”	Section 2.4(a)(ii)
“Recipient”	Exhibit C, Section 1
“Secured Note Register”	Section 2.6
“Term Loan” and “Term Loans”	Section 2.2(a)
“Termination Date”	Exhibit B, Section 8
“U.S. Person”	Exhibit C, Section 1
“U.S. Tax Compliance Certificate”	Exhibit C, Section 7
“Withholding Agent”	Exhibit C, Section 1
“WSFS”	Preamble

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“2018 Indenture” is that certain Base Indenture dated as of January 30, 2018, as supplemented by that certain First Supplemental Indenture dated as of January 30, 2018 and that certain second Supplemental Indenture, dated as of July 25, 2019, between Holdings and U.S. Bank National Association, as trustee, as amended, supplemented, restated or otherwise modified to the extent permitted under this Agreement.

“2018 Notes” are those certain 5.25% Convertible Senior Notes due 2023, issued under the 2018 Indenture, in an aggregate principal amount of up to $15,700,000.

“2019 Indenture” is that certain Indenture dated as of July 25, 2019, between Holdings and U.S. Bank National Association, as trustee, as amended, supplemented, restated or otherwise modified to the extent permitted under this Agreement.

“2019 Notes” are those certain 5.25% Convertible Senior Notes due 2025, issued under the 2019 Indenture, in an aggregate principal amount not to exceed, from and after the first Funding Date, $58,000,000.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrowers.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Acquired Debt” means, with respect to any specified Person:

(1)       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

(2)       Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Actual Disbursement Amount” means the sum of all cash expenditures made by Holdings and any of its Subsidiaries during the relevant period of determination which corresponds to the budgeted cash expenditures described in the line item “Aggregate Cash Disbursements” contained in the Approved Budget as determined in a manner consistent with the Approved Budget.

“Additional Assets” means:

(1)       any assets (other than cash, Cash Equivalents, securities and notes) to be owned by Holdings or any Restricted Subsidiary and used in a Permitted Business; or

(2)       Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary from any Person other than Holdings or a Restricted Subsidiary; provided, however, that, in the case of this clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Lender will be deemed to be an Affiliate of such Lender. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Affiliate Transaction” means a transaction in which Holdings or any Restricted Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings or any Restricted Subsidiaries, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with a Person that is not an Affiliate of Holdings or such Restricted Subsidiary;

(2)	the Borrowers deliver to the Lenders, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 7.9 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(3)	the Borrowers deliver to the Lenders, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (A) as to the fairness of the transaction to Holdings and the Restricted Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Holdings or such Restricted Subsidiary with a Person that is not an Affiliate of Holdings or any Restricted Subsidiary.

The definition of “Affiliate Transaction” above is subject to the exceptions in Section 7.9.

“Anti-Corruption Laws” are any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Budget” means (x) the budget prepared by Borrowers in the form acceptable to Ducera on the Effective Date depicting projected cash disbursements on a monthly basis for the period from the Effective Date through December 31, 2020 and (y) any extension thereof agreed upon between the Borrowers and the Required Lenders pursuant to Section 6.12 for the period from January 1, 2021 through the Maturity Date. The Approved Budget may be updated by Borrowers from time to time as provided in Section 6.12.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Asset Sale” means any Transfer, excluding:

(1)                Transfers involving assets having a Fair Market Value in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00);

(2)                a transfer of assets (including, without limitation, Capital Stock) between or among Holdings and the Restricted Subsidiaries;

(3)                an issuance of Capital Stock by a Restricted Subsidiary to Holdings or to another Restricted Subsidiary;

(4)                any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of Holdings and the Restricted Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of Holdings, no longer profitable, economically practicable to maintain or useful in the conduct of the business of Holdings and the Restricted Subsidiaries, taken as whole);

(5)                a Restricted Payment that does not violate Section 7.7, or a Permitted Investment;

(6)                the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, Intellectual Property, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition (but excluding for purposes of this clause (6), Product Licenses and Product Intellectual Property Sales);

(7)                a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(8)                (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale, settlement, termination, unwinding or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(9)               any foreclosure, condemnation, expropriation or any similar action with respect to the property or other assets of Holdings or any Restricted Subsidiary;

(10)              the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(11)             the transfer, sale or other disposition resulting from any involuntary loss of title, casualty event, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of Holdings or any Restricted Subsidiary;

(12)             the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 7.5;

(13)             any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(14)             the sale or other disposition of cash or Cash Equivalents;

(15)             any Permitted Licensing Arrangement;

(16)             in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to business of Holdings and the Restricted Subsidiaries taken as a whole, as determined in good faith by Holdings;

(17)             any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(18)             sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(19)             the settlement or early termination of any Permitted Equity Derivative.

“Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation.”

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of Holdings or any duly authorized committee of such Board of Directors.

“Borrower’s Books” are Holding’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Holdings’ or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Budgeted Disbursement Amount” means the expenditures described in the Approved Budget under the line item “Aggregate Cash Disbursements” during the relevant period of determination.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition. Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of Holdings.

“Cash Equivalents” means:

(1)                any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

(2)                deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3)                commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of Holdings) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4)                repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5)                readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(6)                demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(7)                money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

(8)                in the case of a foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such foreign Subsidiary.

“Change in Control” means (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Holdings, or any sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Holdings in which the holders of Holdings’ outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than sixty-five percent (65%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Holdings is the surviving entity, (b) any transaction (other than a transaction permitted pursuant to Section 7.3) as a result of which Holdings ceases to own 100% of the Capital Stock of Senseonics and (c) any “change of control” (or any comparable term) in any document pertaining to the Second Lien Notes, the Existing Notes, any Permitted Refinancing Indebtedness or any other Junior Indebtedness, in each case, the aggregate principal amount of which is in excess of the $500,000 (or any Permitted Refinancing of any of the foregoing) and such “change of control” allows such holders to redeem such Indebtedness or otherwise requires the Borrowers to prepay such Indebtedness.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrowers described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Holdings or any Restricted Subsidiary at any time.

“Collateral Agent” is WSFS, not in its individual capacity, but solely in its capacity as collateral agent on behalf of and for the ratable benefit of the Secured Parties.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of Holdings.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit E.

“Control Agreement” is any control agreement entered into among the depository institution at which Holdings or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Holdings or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Holdings or such Subsidiary, as applicable, and Collateral Agent pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Facilities” means, the Second Lien Note Purchase and Exchange Agreement and any Permitted Refinancing Indebtedness thereof subject to an intercreditor agreement reasonably satisfactory to the Borrowers, the Collateral Agent and the Required Lenders.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SENS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Borrowers). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Designated Deposit Account” is Senseonics’ deposit account, account number 3300887858, maintained at Silicon Valley Bank.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the Maturity Date and (y) the date that is 91 days after the date the Term Loan ceases to remain outstanding; provided that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or the Restricted Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of a change of control or similar provision will not constitute Disqualified Stock if the change of control or similar provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Term Loans; provided that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.7. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings or any and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“DTC” means the Depository Trust Company.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

“Excluded Accounts” shall mean (a) any Collateral Account of Holdings or any Subsidiary that is used by such Person solely as a payroll account for the employees of Holdings or its Subsidiaries, provided that the aggregate balance maintained therein shall not exceed the aggregate amount of such payments to be paid in the then next two (2) payroll periods or the funds in which consist solely of funds held by Holdings or any Subsidiary in trust for any director, officer or employee of Holdings or any Subsidiary or any employee benefit plan maintained by Holdings or any Subsidiary in the ordinary course of business or funds representing deferred compensation for the directors and employees of Holdings or any Subsidiary, (b) escrow accounts, Collateral Accounts and trust accounts, in each case either securing Permitted Liens or otherwise entered into in the ordinary course of business and consistent with prudent business practice conduct where Holdings or the applicable Subsidiary holds the funds exclusively for the benefit of an unaffiliated third party, provided that the amounts in such accounts do not exceed Five Hundred Thousand Dollars ($500,000) at any time, (c) accounts that are swept to a zero balance on a daily basis to a Collateral Account that is subject to a Control Agreement, (d) Collateral Accounts and securities accounts held in jurisdictions outside the United States, and (e) segregated accounts holding Medicare/Medicaid receivables.

“Excluded Subsidiary” shall mean (a) any subsidiary that is prohibited by any applicable law or, on the date such subsidiary is acquired (provided, that such prohibition is not be created in contemplation of such acquisition), its organizational documents, in each case, from guaranteeing the Obligations; (b) any subsidiary that is prohibited by any contractual obligation that existed on the date any such subsidiary is acquired (provided, that such prohibition is not created in contemplation of such acquisition) from guaranteeing the Obligations; (c) any subsidiary to the extent that the provision of any subsidiary guarantee of the Obligations would require the consent, approval, license or authorization of any governmental authority which has not been obtained, any subsidiary that is subject to such restrictions (provided that after such time that such restrictions on subsidiary guarantees are waived, lapse, terminate or are no longer effective, such subsidiary shall no longer be an Excluded Subsidiary by virtue of this clause (c)); (d) any wholly-owned Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia that (i) has no material assets other than capital stock of one or more subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code or (ii) is a subsidiary of a subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code (provided any subsidiary described in the foregoing clauses (d)(i) or (d)(ii) shall be an Excluded Subsidiary only with respect to the subsidiary guarantee of an obligation of a United States person); (e) any Subsidiary that is not incorporated or organized under the laws of the United States, any state of the United States or the District of Columbia; (f) any Unrestricted Subsidiary, (g) any unrestricted subsidiary under the 2019 Indenture; and (h) any subsidiary for which the provision of a subsidiary guarantee would result in a material adverse tax or regulatory consequence to us or one of our subsidiaries, as applicable.

“Exclusive Product License” means any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products whether or not such Product License contains limitations upon geographic territory or field of use.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Holdings or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

“Existing Indebtedness” means all Indebtedness of Holdings and its Subsidiaries in existence on the Effective Date.

“Existing Notes” means, collectively, the 2018 Notes and the 2019 Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Fee Letter” means the Fee Letter, dated as of the Funding Date for the Initial Term Loan, among the Borrowers and Collateral Agent.

“Forced Conversion Conditions” means, at any time of determination with respect to any issuance of Common Stock pursuant to this Agreement or the Secured Notes, the Forced Conversion Conditions as defined in the Secured Notes.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is each date on which a Term Loan is made to or on account of Borrowers which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the ratable benefit of the Secured Parties (including without limitation pursuant to Section 6.10).

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, in each case, not entered into by such Person for speculative purposes;

(2)                other agreements or arrangements designed to manage interest rates or interest rate risk, in each case, not entered into by such Person for speculative purposes;

(3)                other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, not entered into by such Person for speculative purposes; and

(4)                any similar transaction or combination of the foregoing, in each case, not entered into by such Person for speculative purposes.

“Holdings” means Senseonics Holdings, Inc., a Delaware corporation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

(1)                in respect of borrowed money;

(2)                evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                in respect of banker’s acceptances;

(4)                representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)                representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is more than six months after the date of placing the property in service or taking delivery and title thereto; or

(6)                representing any Hedging Obligations,in each case, if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) in connection with any Permitted Investment or other acquisition or any Transfer or other disposition, purchase price adjustments, indemnities or royalty, earn-out, contingent or other deferred payments of a similar nature, unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided that at the time of closing, the amount of any such payment is not determinable or, to the extent such payment has become fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (f) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Initial Term Loan” means the Term Loans in an aggregate principal amount of Fifteen Million Dollars ($15,000,000) to be made on the Effective Date.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Holdings’ or any of its Subsidiaries’ right, title and interest in and to the following:

(a)                 its Copyrights, Trademarks and Patents;

(b)                any and all trade secrets, trade secret rights and corresponding rights in confidential information and other non-public or proprietary information (whether or not patentable), including, without limitation, any rights to unpatented inventions, know-how, operating manuals; ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information;

(c)                 any and all Technology, including Software;

(d)                any and all design rights which may be available to Borrowers;

(e)                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                  any and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated as of the Funding Date for the Initial Term Loan, between Borrowers and Collateral Agent, on behalf of the Secured Parties, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Funding Date for the Initial Term Loan, among the Collateral Agent, the Second Lien Collateral Agent and the Borrowers, as may be amended, restated, supplemented, or otherwise modified from time to time, together with any renewals or replacements thereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities (other than Permitted Equity Derivatives). The acquisition by Holdings or any Restricted Subsidiary of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Agreement. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“IRS” means the United States Internal Revenue Service.

“Junior Indebtedness” means Indebtedness for borrowed money that is unsecured or contractually subordinated or lien subordinated to the Obligations or to any Guaranty (excluding (i) any intercompany Indebtedness between or among Holdings and any of the Restricted Subsidiaries and (ii) Indebtedness permitted by clauses (10), (12), (13), (14), (15), (16), (17), (18), (19), (20), (21) and (23) of the definition of “Permitted Debt”).

“Knowledge” means to the “best of” Borrowers’ knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Lenders’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses (whether generated in house or by outside counsel), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents (which, to the extent incurred in connection with the Transactions consummated on or around the Effective Date, including those reasonably expected to be incurred in connection with the transactions under Section 3.6, shall not exceed $750,000 in the aggregate without the prior written consent of the Borrower, such consent not to be unreasonably withheld), and (b) all fees and expenses (including attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Secured Notes, the Intercreditor Agreement, the Registration Rights Agreement, each Control Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Perfection Certificates, each Compliance Certificate, each Loan Payment Request Form, any Guarantees, the Fee Letter, any subordination agreements, any note, or notes or guaranties executed by Borrowers or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Borrowers, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Payment Request Form” is that certain form attached hereto as Exhibit D.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Holdings and its Subsidiaries, when taken as a whole; (b) a material impairment of (i) the prospect of repayment of any portion of the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders; or (c) the occurrence of a “Change in Control”, “Fundamental Change” and/or “Make-Whole Fundamental Change” (each howsoever defined) under any indenture governing any Existing Notes or the Second Lien Note Purchase and Exchange Agreement; provided that the impacts of COVID-19 on the operations, business or financial condition of Holdings or any of its Subsidiaries that occurred and were disclosed to the Lenders as of the Effective Date or otherwise publicly available on or prior to the Effective Date will be disregarded for the purposes of clauses (a), (b)(i) or (c) above.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Maturity Date” is October 24, 2021.

“Maximum Disbursement Amount” means the maximum amount of Actual Cash Disbursements that Borrowers can make during the relevant period of determination in compliance with the Approved Budget Covenant.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Holdings or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien (other than with respect to an all-assets Lien securing such Indebtedness) on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by Holdings or any of the Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released) and (4) in the case of any Asset Sale by a Restricted Subsidiary that is not a Guarantor, payments to holders of Capital Stock in such Restricted Subsidiary in such capacity (other than such Capital Stock held by Holdings or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Capital Stock in such Restricted Subsidiary held by Holdings or any Restricted Subsidiary; provided that in the case of any Product License (other than any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products within the United States or any Product License that would constitute a Product Intellectual Property Sale), Net Proceeds shall not include the portion of proceeds received from any cost-plus, royalty or other variable payment provision other than an upfront or fixed payment (which, for the avoidance of doubt, includes any milestone payments that are not based upon product sales) included therein; provided, further, that in the case of any Product License, Net Proceeds shall not include the portion of proceeds received specifically related to bona fide work performed by Holdings or any Restricted Subsidiary, in a manner consistent with past practice.

“Non-Recourse Debt” means Indebtedness:

(1)                as to which none of Holdings and the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, except, in each case, to the extent not prohibited by Section 7.7;

(2)                no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Holdings or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of Holdings or any Restricted Subsidiary, except as set forth above.

“Obligations” are all of Borrowers’ obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, Collateral Agent Fees, Collateral Agent Expenses and any other amounts Borrowers owe the Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Registration Rights Agreement), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrowers assigned to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents, and the performance of Borrowers’ duties under the Loan Documents (other than the Registration Rights Agreement).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, continuations-in-part, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on May 1, 2020.

“Permitted Bond Hedge Transaction” means (1) any call option or capped call option (or substantively equivalent derivative transaction) on the common or ordinary Capital Stock of Holdings (or any direct or indirect parent company thereof) purchased by Holdings or any of its Subsidiaries in connection with an issuance of debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock of Holdings (or any direct or indirect parent company thereof), and (2) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing.

“Permitted Business” means any business conducted by Holdings or any of the Restricted Subsidiaries on the Effective Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Debt” means:

(1)                the incurrence by Holdings of Indebtedness under the Credit Facilities (and of any Guaranties in respect thereof by Senseonics or any other Restricted Subsidiary) in an aggregate principal amount at any one time outstanding under this clause (1), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed $15,675,000 million at any one time outstanding;

(2)                the incurrence by Holdings or any of the Restricted Subsidiaries of the Term Loans and the related Guaranties;

(3)                the incurrence by Holdings or any of the Restricted Subsidiaries of Existing Indebtedness;

(4)                the incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness represented by either (A) Capital Lease Obligations, or (B) mortgage financings or purchase money obligations, in either case of sub-clause (A) or (B), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of Holdings or any of the Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Capital Stock of any Person owning such assets), in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause (4), not to exceed at any one time outstanding, in the case of each of sub-clause (A) and (B), $1.0 million;

(5)                [reserved];

(6)                Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of Section 7.4, “refinance”), then outstanding Indebtedness (“Permitted Refinancing Indebtedness”) in an amount not to exceed the principal amount or liquidation value of the Indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

(i)                  in case the Obligations are refinanced in part or the Indebtedness to be refinanced is pari passu with the Obligations, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with or subordinated (x) in right of payment to the remaining Obligations or (y) is secured by Liens otherwise permitted under Section 7.5;

(ii)                in case the Indebtedness to be refinanced is Junior Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Obligations at least to the extent that the Junior Indebtedness to be refinanced is subordinated to the Obligations;

(iii)              in case the Indebtedness to be refinanced is Junior Indebtedness secured by Liens, such new Indebtedness’ Lien shall have the same or lower priority as the Junior Indebtedness to be refinanced and shall not be secured by a Lien on any collateral other than the collateral securing the Indebtedness being refinanced and shall be subject to an intercreditor agreement reasonably satisfactory to the Borrowers, the Collateral Agent and the Required Lenders;

(iv)               in the case of Junior Indebtedness that is unsecured, such new Indebtedness shall also be unsecured;

(v)                the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new Indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(vi)               if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness;

(vii)             in no event may Indebtedness of Holdings or any Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Restricted Subsidiary that is not a Guarantor; and

(viii)           such new Indebtedness is incurred by the Person who is the obligor of the replaced Indebtedness and no additional obligors become liable for such new Indebtedness except to the extent such Person guaranteed the replaced Indebtedness;

(7)                the incurrence by Holdings or any of the Restricted Subsidiaries of additional Indebtedness or Disqualified Stock, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) above to refinance any Indebtedness; provided that (i) no cash interest payment shall be permitted to be payable on such Indebtedness at any time that the Borrowers have elected to pay interest on the Term Loans as paid-in-kind interest pursuant to Section 2.3(e) (other than Indebtedness incurred pursuant to clause (23) below) and (ii) the aggregate principal amount (or accrued value, as applicable) of the Indebtedness incurred pursuant to clauses (7) and (23) shall not exceed $15.0 million at any one time outstanding; provided that under no circumstances shall Indebtedness incurred under this clause (7) be subject to Liens on Collateral securing the Obligations;

(8)                the incurrence by Holdings or any of the Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among Holdings or any of the Restricted Subsidiaries; provided, however, that if a Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not a Borrower or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of Holdings and its Subsidiaries) must be expressly subordinated to the prior payment or conversion in full of all Obligations; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9)                the issuance by any of the Restricted Subsidiaries to Holdings or to any of the Restricted Subsidiaries of shares of any Disqualified Stock, preferred stock or preferred interest; provided, however, that if any of the Restricted Subsidiaries is the issuer of such Disqualified Stock, preferred stock or preferred interest and such Disqualified Stock, preferred stock or preferred interest is not held by a Borrower or a Guarantor, then such Disqualified Stock, preferred stock or preferred interest must be expressly subordinated to the prior payment or conversion in full of all Obligations then due with respect to the Term Loans, in the case of Borrowers, or the Guaranty, in the case of a Guarantor; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Disqualified Stock, preferred stock or preferred interests, as applicable, being held by a Person other than Holdings or a Restricted Subsidiary and (ii) any sale or other transfer of any such Disqualified Stock, preferred stock or preferred interests, as applicable, to a Person that is not Holdings or a Restricted Subsidiary will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preferred interests, as applicable, by such Restricted Subsidiary that was not permitted by this clause (9);

(10)         Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(11)         the guarantee by any of the Borrowers or any of the Guarantors of Indebtedness of a Borrower or a Guarantor, and the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of Section 7.4; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Obligations, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed; provided further that this clause (11) shall not permit the guarantee by any Subsidiary of the 2018 Notes;

(12)         the incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances and similar obligations in the ordinary course of business;

(13)         the incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(14)         the incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness arising from customary agreements of Holdings or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of Holdings or any of the Restricted Subsidiaries, other than, in the case of any such disposition by Holdings or any of the Restricted Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(15)         the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(16)         the incurrence of Indebtedness in the ordinary course of business under any agreement between Holdings or any of the Restricted Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements;

(17)         the incurrence of Indebtedness in respect of letters of credit, bank guarantees, surety, indemnity, stay, customs, appeal, replevin or performance bonds and similar instruments issued for the account of Holdings or the account of any of the Restricted Subsidiaries in the ordinary course of business, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(18)         the incurrence of Indebtedness consisting of (a) the financing of insurance premiums in the ordinary course of business or (b) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(19)         to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP;

(20)         customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

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(21)         Indebtedness in the form of (a) guarantees of loans and advances to officers, directors and employees permitted under clause (8) of the definition of “Permitted Investments,” and (b) reimbursements owed to officers, directors and employees of Holdings or any of its Subsidiaries;

(22)         Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (21) of the definition of “Permitted Investments,” in an amount incurred under this clause (22), not to exceed at any one time outstanding, $500,000; and

(23)         unsecured Indebtedness in an aggregate outstanding principal amount not to exceed $6,000,000 incurred under (x) the Paycheck Protection Program administered by the U.S. Small Business Administration and established pursuant to the Coronavirus Aid, Relief, and Economic Security Act or (y) other relief programs established by any Governmental Authority in response to the COVID-19 pandemic; provided, however, that the aggregate principal amount (or accrued value, as applicable) of the Indebtedness incurred pursuant to this clause (23) and clause (7) above shall not exceed $15.0 million at any one time outstanding,.

“Permitted Equity Derivatives” means (1) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Capital Stock of Holdings (or any direct or indirect parent company thereof) entered into by Holdings or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 7.7 and (2) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)           (i) any Investment in any Borrower or any Guarantor, (ii) any Investment by any Restricted Subsidiary that is not a Guarantor in Holdings or any Restricted Subsidiary (in each case, other than any Investment in any Capital Stock of Holdings) and (iii) any Investment by Holdings or any Restricted Subsidiary in any Excluded Subsidiary in an aggregate amount not to exceed $500,000 in the aggregate since the Effective Date;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by Holdings or any Restricted Subsidiary in a Person, if, as a result of, or in connection with, such Investment:

(i)            such Person becomes or will become a Guarantor; or

(ii)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, any Borrower or any Guarantor;

(4)           any Investment made as a result of the receipt of non-cash consideration from a Transfer that was made pursuant to and in compliance with Section 7.1 or from a sale or other disposition of assets not constituting a Transfer;

(5)           any Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Holdings;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Holdings or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)           Investments represented by Hedging Obligations and Permitted Equity Derivatives;

(8)           loans and advances, and guarantees of such loans and advances, to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund any such Person’s purchase of Capital Stock of Holdings or any direct or indirect parent entity of Holdings and (b) required by applicable employment laws;

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(9)           any Investment of Holdings or any of the Restricted Subsidiaries existing on the Effective Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Effective Date; provided that the amount of any such Investment may be increased as otherwise permitted under this Agreement;

(10)         guarantees of Indebtedness and lease and other ordinary course obligations otherwise permitted by the terms of this Agreement;

(11)         receivables owing to Holdings or any of the Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(12)         payroll, business-related travel and similar advances that are made in the ordinary course of business;

(13)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as Holdings;

(14)         advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(15)         Investments resulting from the acquisition of a Person otherwise permitted by this Agreement, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(16)         stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(17)         repurchase of any Existing Notes, provided that such Existing Notes are promptly cancelled pursuant to the terms of the applicable indenture;

(18)         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (18), do not, at any time outstanding, exceed $500,000, net of any cash return of capital with respect to such Investments received by Holdings or any Restricted Subsidiary;

(19)         (i) lease, utility and other similar deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, and (iii) guaranties of business obligations owed to landlords, suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries, in each case, in the ordinary course of business;

(20)         Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement; and

(21)         Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of Holdings or any of the Restricted Subsidiaries otherwise permitted by this Agreement; provided that any such cash Investments do not exceed $500,000.

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“Permitted Licensing Arrangement” means (1) any Product License or other license for the use of the Intellectual Property of Holdings or any of its Subsidiaries, in each case that is not an Exclusive Product License, (2) licenses, which may be exclusive, for the manufacturing and supply of the Product in the ordinary course of business, consistent with past practice and so long as such license does not relate to the commercialization, sale or distribution of any product and Holdings and the Restricted Subsidiaries retain the rights to commercialize the Products, and (3) sponsored research licenses and similar licenses for research and development (but not the commercialization, sale or distribution of any product).

“Permitted Liens” means:

(1)           Liens securing any Indebtedness (and other related Obligations) incurred pursuant to clause (1) of the definition of “Permitted Debt”, including any Permitted Refinancing Indebtedness thereof;

(2)           Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Holdings or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any Restricted Subsidiary (plus improvements and accessions to such property or proceeds or distributions thereof);

(3)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by Holdings or any Restricted Subsidiary (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)           Liens to secure Capital Lease Obligations or purchase money obligations, as permitted to be incurred pursuant to clause (4) of the definition of “Permitted Debt,” and encumbering only the assets acquired with or financed by such Indebtedness (and other related Obligations) (plus improvements and accessions to such property or proceeds or distributions thereof);

(5)           Liens in the form of licenses or sublicenses of Intellectual Property;

(6)           (a) Liens in favor of Borrowers or the Guarantors; (b) Liens on the property of any Restricted Subsidiary that is not a Guarantor in favor of any other Restricted Subsidiary and (c) Liens on the property of any Subsidiary of Holdings that is not a Restricted Subsidiary in favor of Holdings or any of the Restricted Subsidiaries;

(7)           Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or any order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, which proceedings (or order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

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(9)           any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

(10)         (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any of the Restricted Subsidiaries in the ordinary course of business and supporting obligations of the type set forth in sub-clause (i); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or any order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(11)         judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

(12)         Liens securing Hedging Obligations;

(13)         Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Holdings or any Restricted Subsidiary on deposit with or in possession of such bank;

(14)         any obligations or duties affecting any of the property of Holdings or any of the Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

(15)         Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of any of the Borrowers or any of the Guarantors;

(16)         Liens on deposit accounts incurred to secure Treasury Management Arrangements pursuant to such Treasury Management Arrangements incurred in the ordinary course of business;

(17)         any netting or set-off arrangements entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of Holdings or any of the Restricted Subsidiaries;

(18)         Liens on any deposit made by Holdings to the account of the trustee for the Existing Notes or to the account of a trustee of other Indebtedness of Holdings, for the benefit of the holders of the Existing Notes or such other Indebtedness, solely in connection with repayment, repurchase, redemption or conversion of the Existing Notes or an effective discharge of such other Indebtedness; provided that, in each case, such cash is received in a transaction pursuant to Section 7.7(b)(ii) or Section 7.7(b)(v) for the purpose of such repayment, repurchase, redemption or conversion of the Existing Notes or such effective discharge of such other Indebtedness;

(19)         Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and which do not in the aggregate materially detract from the value of the property of Holdings and the Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of Holdings and the Restricted Subsidiaries, taken as a whole;

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(20)         Liens on proceeds of insurance securing Indebtedness permitted pursuant to clause (17) and/or (18) of the definition of “Permitted Debt”;

(21)         to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Agreement;

(22)         security deposits under real property leases that are made in the ordinary course of business; and

(23)         Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by Holdings and the Restricted Subsidiaries and other precautionary UCC financing statements or similar filings.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common or ordinary Capital Stock of Holdings (or any direct or indirect parent company thereof) issued or sold by Holdings (or any direct or indirect parent company thereof) or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Funding Date for the Initial Term Loan, between Borrowers and Collateral Agent, on behalf of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Prepayment Premium” is, with respect to the Term Loan subject to prepayment, refinancing, substitution, replacement or conversion prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration, conversion or otherwise (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), an additional fee payable to the Lenders in amount equal to the aggregate amount of interest which would have otherwise been payable on the principal amount of the Term Loan prepaid or converted from the date of such prepayment or conversion until and including the Maturity Date (the “Prepayment Period”) calculated at the interest rate applicable as if the Borrowers had elected to pay interest during the Prepayment Period in PIK Interest (whether or not, at the time of such prepayment, refinancing, substitution, replacement or conversion, the Borrowers had elected to pay interest on the Term Loan in PIK Interest); provided, however, if the date of payment of such Prepayment Premium is on or before 120 days after the Effective Date, and the Borrowers elect to pay such Prepayment Premium in cash, the Prepayment Premium shall be reduced by 25%.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Product Intellectual Property” means any Intellectual Property of Holdings and the Restricted Subsidiaries that is necessary for, or otherwise material to, the development, commercialization, manufacture, or other exploitation of the Products.

“Product Intellectual Property Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) by Holdings or any Restricted Subsidiary, other than any Product License, of all or any substantial portion of the Product Intellectual Property, and (ii) any Exclusive Product License, other than a Permitted Licensing Arrangement, as a result of which Holdings or a Restricted Subsidiary transfers all or a substantial portion of its legal or economic interests in the Product Intellectual Property in a transaction whereby the predominant consideration received for transferred interests in such Product Intellectual Property is to be received upfront or timebound fixed fee as compared to any retained or reversionary interests in such Product Intellectual Property and any rights of Holdings or any of the Restricted Subsidiaries to royalties, milestones, profit sharing and other future payments in respect of such Product Intellectual Property and its commercialization.

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“Product License” means any license, commercialization, co-promotion, collaborations, distribution, marketing or partnering agreement pursuant to which Holdings or any Restricted Subsidiary grants to any Person (other than Holdings or any Restricted Subsidiary) a license under any Product Intellectual Property.

“Products” means any of Eversense and Eversense XL.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified Capital Stock” means Capital Stock of Holdings that is not Disqualified Stock.

“Qualified Cash” means the amount of Borrowers’ cash and Cash Equivalents held in accounts subject to a Control Agreement in favor of Collateral Agent.

“R&D Expenditure” means any expenditure incurred by Holdings or any Restricted Subsidiary in research and development or clinical development efforts, or any license or distribution agreements, in connection with the Products or other potential product candidates that may be introduced by Holdings for carrying on the business of Holdings and its Restricted Subsidiaries that Holdings determines in good faith will enhance the income generating ability of Holdings and the Restricted Subsidiaries, taken as a whole.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, between Holdings and the Lenders.

“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA or a federal or state court.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrowers or any Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.2(c) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale in respect of which Holdings has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and that the Borrowers (directly or indirectly through a Restricted Subsidiary) intend and expects to use all or a specified portion of the Net Proceeds of an Asset Sale to reinvest in Additional Assets or R&D Expenditures.

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“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to reinvest in Additional Assets or R&D Expenditures.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 360 days after such Reinvestment Event and (b) the date on which Holdings shall have determined not to, or shall have otherwise ceased to, reinvest in Additional Assets or R&D Expenditures with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least fifty percent (50%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrowers acting alone.

“Restricted Payment” means Holdings or any Restricted Subsidiary acting to:

(1)           declare or pay any dividend or make any other payment or distribution on or in respect of Holdings’ or any Restricted Subsidiary’s Capital Stock (including any such payment in connection with any merger or consolidation involving such Person), except (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of Holdings or such Restricted Subsidiary, and (y) dividends or distributions payable solely to Holdings or any of the Restricted Subsidiaries (and, if such Restricted Subsidiary is not a wholly-owned subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by Holdings or any of the Restricted Subsidiaries of dividends or distributions of at least its pro rata share of such dividend or distribution);

(2)           purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of Holdings;

(3)           make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Holdings or any Restricted Subsidiary that is (i) Junior Indebtedness, (ii) Second Lien Notes or (iii) Existing Notes, except, (x) payments of principal at the Stated Maturity thereof, and (y) in the case of any Existing Indebtedness with a Stated Maturity prior to the Maturity Date, the purchase, repurchase, redemption, defeasance or other acquisition of any such Existing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

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(4)           make any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Second Lien Collateral Agent” means the collateral agent (or corresponding term) under the Second Lien Note Purchase and Exchange Agreement.

“Second Lien Documents” means the Note Documents as defined in the Second Lien Note Purchase and Exchange Agreement.

“Second Lien Note Purchase and Exchange Agreement” means that certain Second Lien Note Purchase and Exchange Agreement, dated as of the date hereof, by and between Holdings as issuer, Senseonics as guarantor, Wilmington Savings Fund Society, FSB, as collateral agent, and the purchasers party thereto.

“Second Lien Notes” means the second lien secured notes issued pursuant to the Second Lien Note Purchase and Exchange Agreement.

“Secured Notes” means, the secured notes issued pursuant to this Agreement as described in Section 2.6.

“Secured Parties” means the Collateral Agent and the Lenders.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Senseonics” means Senseonics, Incorporated, a Delaware corporation.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source or object code; (b) databases and compilations in any form, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and (d) all related documentation, user manuals, training materials, developer notes, comments and annotations related to any of the foregoing.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to clause (3) of definition of Restricted Payments, the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Effective Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

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“Stockholder Approval” means the receipt by Holdings of requisite approval from its stockholders to issue more than 19.99% of its outstanding shares of Common Stock in accordance with Section 713 of NYSE American Company Guide.

“Subsequent Term Loans” means one or more Term Loans in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000).

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. For purposes of Section 8 only, “Subsidiaries” shall exclude any single Subsidiary or group of Subsidiaries where such Subsidiary’s revenue or such group of Subsidiaries’ revenue (in each case in accordance with GAAP) or assets is less than five percent (5.0%) of the aggregate (A) revenue or (B) assets (including both tangible and intangible, and measured as the lower of fair market value or book value), of Holdings and all its Subsidiaries, in each case measured on a consolidated basis for Holdings and all its Subsidiaries. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of Holdings, unless the context otherwise requires.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make the Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademarks, service mark rights, trade names and other identifiers indicating the business or source of goods or services, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Holdings and each of its Subsidiaries connected with and symbolized by such trademarks.

“Trading Day” means a day on which (a) there is no Market Disruption Event, and (b) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NYSE American or, if the Common Stock (or such other security) is not then listed or quoted on The NYSE American, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transactions” means the consummation of the Term Loan, the issuance of the Secured Notes, the issuance of the Second Lien Notes and other transactions contemplated by the Loan Documents and the Second Lien Documents (including the issuance of Common Stock in respect thereof or upon conversion, exercise or otherwise in respect of the Secured Notes, the Second Lien Notes and/or the Warrants (as defined in the Second Lien Documents)). For the avoidance of doubt, as provided in Section 3.1 below, the execution of the Second Lien Note Purchase and Exchange Agreement and the transactions contemplated therein shall not be a condition precedent to the effectiveness of this Agreement or any Lender’s obligation to make any Term Loan hereunder.

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“Transfer” means (i) the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of Holdings or any Restricted Subsidiary, (ii) the issuance of Capital Stock by any of Holdings’ Restricted Subsidiaries or the sale of Capital Stock in any of Holdings’ Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than Holdings or one of its Restricted Subsidiaries), and (iii) any Product License.

“Unqualified Opinion” means an opinion on financial statements from an independent certified public accounting firm acceptable to the Required Lenders in their reasonable discretion which opinion shall not include any qualifications or any going concern limitations other than (i) customary qualifications related to negative profits and debt maturities within one year of applicable maturity date and (ii) any going concern qualifications.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings;

(3)           is a Person with respect to which neither Holdings nor any of the Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise provided credit support for any Indebtedness of Holdings or any of the Restricted Subsidiaries.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then-outstanding principal amount of such Indebtedness.

2.            LOANS AND TERMS OF PAYMENT

2.1          Promise to Pay. Borrowers hereby unconditionally promise to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrowers by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

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2.2          Term Loans.

(a)           Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make one or more term loans to Borrowers on each Funding Date in an aggregate principal amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”); provided, that the Funding Date for the Initial Term Loan shall occur on the later of the second Trading Day after the date of this Agreement and the date that the conditions set forth in Sections 3.1 and 3.3 have been met or waived but in no event shall the Funding Date occur later than April 28, 2020. After repayment, the Term Loan may not be re-borrowed. For purposes of clarification, except for purposes of this Section 2.2 (and the Term Loan Commitments), Section 3 and Section 7.4 (which shall be subject to Section 7.4(d)), any calculation of the aggregate outstanding principal amount of the Term Loans on any date of determination shall include both the aggregate principal amount of the Term Loans advanced pursuant to this Section 2.2 and not yet repaid and all accreted PIK Interest with respect thereto and not yet repaid on or prior to such date of determination.

(b)           Repayment. Borrowers shall make monthly payments of interest only commencing on the first (1st) Payment Date following the first Funding Date, and continuing on the Payment Date of each successive month thereafter. All outstanding principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d) or converted into Common Stock as set forth in the Secured Note.

(c)           Mandatory Prepayments.

(i)      If the Term Loans are accelerated (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), Borrowers shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Prepayment Premium, plus (iii) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH BORROWER AND GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.

(ii)     If on any date either Borrower or any Restricted Subsidiary shall receive Net Proceeds from any Asset Sale, the Borrowers shall apply an amount equal to one hundred percent (100%) of such Net Proceeds, to prepay the Term Loans, together with the Prepayment Premium; provided that,

(1)           in the case of an Asset Sale that is not a Product Intellectual Property Sale, Borrower may deliver a Reinvestment Notice with respect to the percentage of such Net Proceeds in the Borrower Retention column below, and shall apply an amount equal to the percentage of such Net Proceeds in the Term Loan Repayment column below, to prepay the Term Loans, together with the Prepayment Premium:

Proceeds (millions)	Term Loan Repayment (%)	Borrower Retention (%)
First $10.0	25.0%	75.0%
Next $10.0	35.0%	65.0%
Next $10.0	45.0%	55.0%
Any remaining proceeds thereafter	50.0%	50.0%

(2)           to the extent any Second Lien Notes remain outstanding, the Borrowers shall apply such Net Proceeds to repay such Second Lien Notes subject to any applicable premium in lieu of prepayments under Section 2.2(c)(ii)(1) above; provided, however, that if the Purchasers (as defined in the Second Lien Note Purchase and Exchange Agreement) of the Second Lien Notes decline such Net Proceeds, the Borrowers shall apply such Net Proceeds, to prepay the Term Loans, together with the Prepayment Premium,

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(3)           for purposes of the chart in Section 2.2(c)(ii)(1) above, so long as the Second Lien Notes have been repaid in full and the Term Loan Commitments and Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt is equal to or less than $5.0 million, the Term Loan Repayment (%) shall be deemed to be 0% and the Borrower Retention (%) shall be 100%, and

(4)           notwithstanding the foregoing, on each Reinvestment Prepayment Date, the Borrowers shall apply an amount equal to the Reinvestment Prepayment Amount, with respect to the relevant Reinvestment Event to prepay the Term Loans, together with the Prepayment Premium (subject to Section 2.2(c)(ii)(2) above).

All Net Proceeds from Asset Sales shall be deposited in a Collateral Account pending repayment or reinvestment in accordance with the terms of this Section 2.2(c).

Amounts to be applied in connection with prepayments made pursuant to this Section 2.2(c)(ii) shall be payable to each Lender in accordance with its respective Pro Rata Share; provided that any Lender may decline any such prepayment (collectively, the “Declined Amount”), in which case the Declined Amount shall be retained by Borrowers. Each prepayment of the Term Loans under this Section 2.2(c)(ii) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Borrowers shall deliver to each Lender notice of each prepayment of Term Loans in whole or in part pursuant to this Section 2.2(c)(ii) not less than five (5) Business Days prior to the date such prepayment shall be made (each, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment, and (iii) the option of each Lender to (x) decline its share of such prepayment or (y) accept Declined Amounts. Any Lender that wishes to exercise its option to decline such prepayment or to accept Declined Amounts shall notify Borrowers not later than three (3) Business Days prior to the Mandatory Prepayment Date.

Holdings shall not, and shall not permit any of the Restricted Subsidiaries to, use any Net Proceeds received from any Asset Sale to repay any Junior Indebtedness (other than the Second Lien Notes).

(d)          Permitted Prepayment of Term Loans. Borrowers shall have the option to prepay all, but not less than all of the outstanding principal balance of the Term Loans advanced by the Lenders under this Agreement, provided Borrowers (i) provide written notice to each Lender of its election to prepay the Term Loans at least three (3) Business Days prior to such prepayment, and (ii) pay to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, which for the avoidance of doubt must be paid in cash, (B) the Prepayment Premium relating to the prepaid outstanding principal, which may be paid in cash or shares of Common Stock pursuant to Section 2.4(a)(ii), plus (C) all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses, Collateral Agent Expenses and interest at the Default Rate (if any) with respect to any past due amounts, which for the avoidance of doubt must be paid in cash. Any notice pursuant hereto may be contingent upon the occurrence of financing or other transaction.

(e)           Conversions. The Term Loans may be converted into shares of Common Stock as set forth in and in accordance with the Secured Notes. Upon any such conversion, the delivery by Holdings of the Common Stock issuable upon conversion in accordance with Section 2 of the Secured Notes, including the payment of the Prepayment Premium in connection therewith, shall be deemed to satisfy in full Borrowers’ obligation to pay the principal amount of the Term Loans so converted, together with accrued and unpaid interest thereon, if any, as of the Conversion Date (as defined in the Secured Notes).

2.3         Payment of Interest on the Term Loans.

(a)           Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans (including, for the avoidance of doubt, any PIK Interest with respect thereto) shall accrue interest at a per annum rate equal to 12.00% (or 13.00% to the extend provided in clause (e) below), which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue commencing on, and including, the first Funding Date, and shall accrue on the principal amount outstanding under the Term Loan through and including the day on which the Term Loan is paid in full (or any payment is made hereunder).

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(b)          Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lenders.

(c)           360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(d)           [Reserved].

(e)           Payments. Except as otherwise expressly provided herein, all payments by Borrowers under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrowers hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Notwithstanding the foregoing, Borrowers may elect to pay the interest on the principal amount outstanding under the Term Loans payable pursuant to this Section 2.3 as paid-in-kind interest, added to the aggregate principal amount of the Term Loan on the date such interest would otherwise be due hereunder (the amount of any such paid-in-kind interest being “PIK Interest”); provided that for any period during which the Borrowers have elected to pay PIK Interest, the principal amount outstanding under the Term Loans shall accrue interest at a per annum rate equal to 13.00%. Borrowers shall notify each Lender in writing of any such election at least two (2) Business Days before the start of the applicable period during which Borrowers have elected to pay PIK Interest.

2.4          Fees. Borrowers shall pay to Collateral Agent and/or Lenders (as applicable) the following fees, which shall be deemed fully earned and non-refundable upon payment:

(a)           Prepayment Premium.

(i)            The Prepayment Premium, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares.

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(ii)          Subject to Section 2.7, Borrowers may elect to pay the Prepayment Premium in cash or, if the Forced Conversion Conditions are met, in cash or shares of Common Stock as contemplated by this Section 2.4(a)(ii). In connection with a conversion of any principal amount of the Term Loans, the value of a share of Common Stock issued to pay the Prepayment Premium in connection therewith shall be determined as set forth in and in accordance with the Secured Note. In connection with a mandatory or permitted prepayment in cash of any principal amount of Term Loans, including pursuant to Sections 2.2(c)(ii) or 2.2(d) hereof (a “Cash Prepayment”), if the Borrowers elect to pay the Prepayment Premium in connection therewith in shares of Common Stock pursuant to this Section 2.4(a)(ii), then (a) subject to the Forced Conversion Conditions, the Borrowers shall pay 50% of the Prepayment Premium on the date of the repayment in cash of the Term Loans (pursuant to Sections 2.2(c)(ii) or 2.2(d) or otherwise) with the value of a share of Common Stock to be issued with respect to such portion of the Prepayment Premium equal to 90% of the simple average of the Daily VWAP for the five (5) Trading Day ending on, and including, the Trading Day immediately preceding the earlier of the announcement of such Cash Prepayment and the date on which such portion of the Prepayment Premium is paid hereunder and (b) for so long as the Forced Conversion Conditions are met (i) the Borrowers shall pay the remaining 50% of the Prepayment Premium in five (5) equal installments (each a “Prepayment Premium PIK Installment”), with each Prepayment Premium PIK Installment representing ten percent (10%) of the total dollar amount of the Prepayment Premium due and payable hereunder, (ii) a Prepayment Premium PIK Installment shall be paid on each of the five (5) consecutive Trading Days beginning on the second Trading Day immediately following the date such Prepayment Premium becomes due and payable hereunder (each a “Prepayment Premium PIK Installment Date”), (iii) the value of a share of Common Stock to be issued with respect to each Prepayment Premium PIK Installment shall be equal to 90% of the Daily VWAP for the one (1) Trading Day immediately preceding the applicable Prepayment Premium PIK Installment Date as set forth in a certificate of a Responsible Officer and delivered to each Lender, a separate certificate of which shall be delivered for each Prepayment Premium PIK Installment on the applicable Prepayment Premium PIK Installment Date and (iv) the Borrowers shall publicly announce, by way of a press release and/or a filing of a Form 8-K with the SEC, any election to pay the Prepayment Premium in shares of Common Stock in connection with a mandatory or permitted prepayment in cash of Term Loans (pursuant to Sections 2.2(c)(ii) or 2.2(d) hereof or otherwise), which such announcement shall disclose the dollar amount of the Prepayment Premium to be paid, the dollar value of each Prepayment Premium PIK Installment, the formula by which the number of shares of Common Stock to be issued pursuant to each such Prepayment Premium PIK Installment shall be calculated and the Prepayment Premium PIK Installment Dates. In the event the Borrowers elect to pay the Prepayment Premium in Common Stock pursuant to this Section 2.4(a)(ii), the Borrowers (i) shall segregate and deposit cash into a segregated account of the Borrowers subject to a perfected security interest in favor of Collateral Agent pursuant to arrangements reasonably satisfactory to the Required Lenders an amount equal to the aggregate cash portion of the Prepayment Premium payable on the Prepayment Premium PIK Installment Dates (the “Premium Account”) (and prior to the payment in full in cash or in shares of Common Stock of the Prepayment Premium, such cash shall not be used for purposes other than paying the cash portion of the Prepayment Premium on each such Prepayment Premium PIK Installment Date, if necessary; provided that security interest in the Premium Account and any cash therein shall be released upon the payment in full in cash or shares of Common Stock of the Prepayment Premium) and (ii) shall provide the Lenders at least two (2) Business Days (or such shorter period as acceptable to the Lenders) prior written notice of any election to pay the Prepayment Premium in shares of Common Stock pursuant to this Section 2.4(a)(ii) including identifying the applicable Premium Account. For the avoidance of doubt, to the extent any portion of the Prepayment Premium cannot be paid in shares of Common Stock by operation of Section 2.4 (including without limitation as the result of failure to satisfy the Forced Conversion Conditions at any time) or Section 2.7, such portion shall be paid in cash. Upon repayment in full pursuant to Section 2.2(d) of the aggregate principal amount of Term Loans outstanding and delivery of 50% of the Prepayment Premium in shares of Common Stock to Lenders pursuant to clause (a) above, as set forth in a certificate of a Responsible Officer and delivered to Collateral Agent and Lenders, Sections 6.2(c), 6.3, 6.5, 6.6, 6.7, 6.9, 6.12, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10, 7.13 and 7.15 hereof shall have no further force or effect.

(iii)          Borrowers expressly agree (to the fullest extent that each may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and Borrowers giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (D) Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrowers expressly acknowledge that their agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Term Loan Commitments and make the Term Loans.

(b)           Commitment Fee. A commitment fee equal to 1.5 million shares of Common Stock, which shall be issued to Lenders in accordance with instructions provided by the Lenders.

(c)           Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

(d)          Collateral Agent Fees. All fees payable to Collateral Agent as set forth in the Fee Letter at the times and in the amounts specified therein (such fees being referred to herein collectively as the “Collateral Agent Fees”). The Collateral Agent Fees are in addition to reimbursement of the Collateral Agent Expenses in accordance with Section 12.2 and Exhibit B. The Collateral Agent Fees shall be fully earned when due and shall not be refundable for any reason whatsoever.

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2.5          Taxes; Increased Costs. Borrowers, Collateral Agent and the Lenders each hereby agree to the terms and conditions set forth on Exhibit C attached hereto.

2.6         Secured Notes. The Term Loan shall be evidenced by one or more secured promissory note or Notes in the form attached as Exhibit H hereto and the terms of this Agreement shall be incorporated by reference into the Secured Notes as if set forth therein, provided that in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control (each a “Secured Note”), and shall be repayable as set forth in this Agreement or convertible into Common Stock as set forth in the Secured Note, as applicable. Borrowers irrevocably authorize each Lender to make or cause to be made, on or about the first Funding Date or at the time of receipt of any payment of principal on such Lender’s Secured Note, an appropriate notation on such Lender’s Register (the “Secured Note Register”) reflecting the making of the Initial Term Loan, the making of any Subsequent Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Term Loan set forth on such Lender’s Secured Note Register shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Note Register shall not limit or otherwise affect the obligations of Borrowers under any Secured Note or any other Loan Document to make payments of principal of or interest on any Secured Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Note, Borrowers shall issue, in lieu thereof, a replacement Secured Note in the same principal amount thereof and of like tenor.

2.7          Equity Issuance Limitations. Notwithstanding anything to the contrary herein or in any other Loan Document or Second Lien Document:

(a)           Unless and until Stockholder Approval has been obtained, (i) the maximum number of shares of Common Stock that may be issued pursuant to the Transactions shall not exceed 59,071,150 (the “Exchange Cap”); provided, that the Exchange Cap shall be appropriately adjusted to reflect any Stock Event (as defined in the Secured Notes) occurring after the Effective Date and following any adjustment of the Exchange Cap hereunder, the “Exchange Cap” shall mean the Exchange Cap as so adjusted, and (ii) no shares of Common Stock shall be issued pursuant to a Forced Conversion as defined in the Secured Note or the Second Lien Notes to the extent that, assuming all shares of Common Stock issued and issuable upon conversion pursuant to the Transactions have been issued, such Forced Conversion issuance would exceed the Exchange Cap.

(b)           Holdings shall not issue to any Lender, and no Lender may acquire, a number of shares of Common Stock upon any conversion of the Note or otherwise issue any shares of Common Stock pursuant to this Agreement, any other Loan Document or any Second Lien Document to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by such Lender and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Lender’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Lender is a member, but excluding shares beneficially owned by virtue of the ownership of any securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.90% of the total number of shares of common stock then issued and outstanding (the “Beneficial Ownership Cap”); provided, however, that the Beneficial Ownership Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by any Lender shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of a Lender, the Borrowers shall, within two (2) Trading Days, confirm orally and in writing to such Lender the number of shares of Common Stock then outstanding.

3.            CONDITIONS OF LOANS

3.1          Conditions Precedent to the Effective Date. The effectiveness of this Agreement is subject to the condition precedent that each Lender shall consent to or shall have received, in form and substance satisfactory to each Lender, such documents, and completion of such other matters, as each Lender may reasonably deem necessary or appropriate, including, without limitation:

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(a)           original Agreement and Registration Rights Agreement, each duly executed by each Borrower, as applicable; and

(b)           to the extent requested by the Lenders or Collateral Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

For the avoidance of doubt, the execution of the Second Lien Note Purchase and Exchange Agreement and the transactions contemplated therein shall not be a condition precedent to the effectiveness of this Agreement or any Lender’s obligation to make any Term Loan hereunder.

3.2          Conditions Precedent to Subsequent Term Loan. Each Lender’s obligation to make a Subsequent Term Loan is subject to the satisfaction of the following conditions precedent:

(a)           The aggregate principal amount of all Subsequent Term Loans shall not exceed Five Million ($5,000,000);

(b)           The Funding Date for such Subsequent Term Loan shall occur no later than August 24, 2020; and

(c)           A registration statement covering the resale by the Lenders of shares of Common Stock issuable pursuant hereto or the Secured Notes shall have been filed and declared effective.

3.3          Additional Conditions Precedent to Initial Term Loans. Each Lender’s obligation to make the Initial Term Loan is also subject to satisfaction of the following conditions precedent on the applicable Funding Date:

(a)           original Loan Documents (other than this Agreement and the Registration Rights Agreement), each duly executed by each Borrower, as applicable;

(b)           receipt by each Lender of an executed Loan Payment Request Form in the form of Exhibit D attached hereto;

(c)           a completed Perfection Certificate for each Borrower;

(d)           the Operating Documents and good standing certificates of each Borrower certified by the Secretary of State (or equivalent agency) of each Borrower’s jurisdiction of organization or formation and each jurisdiction in which each Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)           a certificate of Borrowers in substantially the form of Exhibit F hereto executed by the Secretary of Borrowers with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrowers (which Certificate of Incorporation of each Borrower shall be certified by the Secretary of State of the State of Delaware) and (ii) the resolutions adopted by the Board of Directors for the purpose of approving the transactions contemplated by the Loan Documents;

(f)            certified copies, dated as of a date no earlier than the later of (x) thirty (30) days prior to the Effective Date and (y) the day after the filing of termination statements evidencing the repayment in full and release of liens with respect to Borrowers’ existing Indebtedness described under Section 3.3(j) below, of financing statement searches, as the Lenders shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;

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(g)           Holdings’ transfer agent shall have credited the shares of Common Stock issuable pursuant to Section 2.4(b) to the Lenders’ or their respective designees’ balance accounts with the Depository Trust Company through its Deposit/Withdrawal at Custodian system;

(h)           a duly executed legal opinion of counsel to Borrowers dated as of the Funding Date for the Initial Term Loan;

(i)            an Approved Budget;

(j)            a duly executed cross-receipt signed by the Borrowers and the Lenders, acknowledging that they have received the cash and/or securities they are to receive on the Funding Date pursuant to Section 2.2;

(k)           a payoff letter in form and substance satisfactory to the Lenders evidencing the repayment in full and release of liens with respect to Borrowers’ existing Indebtedness; and

(l)            the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on such Funding Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of the Term Loan;

(m)          no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist;

(n)          payment of the fees, Lenders’ Expenses and Collateral Agent Fees then due as specified in Section 2.4 hereof (and Collateral Agent shall have received a fully executed copy of the Fee Letter); and

(o)          cause the Lenders and Collateral Agent to receive (i) evidence that all financing statements in the jurisdiction of organization of each Borrower and each Guarantor that the Lenders or Collateral Agent may deem reasonably necessary and (ii) each other document required by any Loan Document or under any applicable Requirement of Law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Loan Document, in proper form for filing, registration or recordation.

3.4          Covenant to Deliver. Borrowers agree to deliver to the Lenders each item required to be delivered to the Lenders under this Agreement as a condition precedent to the Term Loan. Borrowers expressly agree that any Term Loan made prior to the receipt by any Lender of any such item shall not constitute a waiver by any Lender of Borrowers’ obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.

3.5          Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain a Subsequent Term Loan, Borrowers shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time three (3) Business Days prior to the date such Subsequent Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrowers shall deliver to each Lender by electronic mail or facsimile a completed Loan Payment Request Form executed by a Responsible Officer or his or her designee. Each Lender may rely on any telephone notice given by a person whom such Lender reasonably believes is a Responsible Officer or designee. On each Funding Date of the Term Loan, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment in respect of such Term Loan.

3.6          Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Effective Date, Holdings shall, and shall cause each applicable Subsidiary to:

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(a)           deliver to the Lenders evidence satisfactory to the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties, no later than thirty (30) days after the Effective Date (or such later date as the Required Lenders may agree);

(b)           deliver to Collateral Agent and the Lenders a landlord’s consent executed in favor of Collateral Agent in respect of all of Holdings’ and each Subsidiaries’ leased locations no later than thirty (30) days after the Effective Date (or such later date as the Required Lenders may agree);

(c)           deliver to Collateral Agent and the Lenders duly executed Control Agreements with respect to any Collateral Accounts maintained by Holdings or any of its Subsidiaries no later than thirty (30) days after the Effective Date (or such later date as the Required Lenders may agree); and

(d)           no later than thirty (30) days after the Effective Date (or such later date as the Required Lenders may agree) deliver to Collateral Agent original stock certificates and stock powers of Senseonics.

4.            CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest. Borrowers hereby grant Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing first priority security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof.

If any Borrower shall acquire any commercial tort claim (as defined in the Code), such Borrower shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent and the Required Lenders.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid or converted in full. Upon payment or conversion in full of the Obligations (other than inchoate indemnity obligations and the Borrowers’ obligation to deliver shares of Common Stock pursuant to Section 2.4(a)(ii)(b)) and at such time as the Lenders’ obligation to extend Term Loans has terminated, Collateral Agent shall (acting at the direction of the Required Lenders), at the sole cost and expense of Borrowers, release its Liens in the Collateral and all rights therein shall revert to Borrowers.

4.2          Authorization to File Financing Statements. Borrowers hereby authorize the Lenders and Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Borrowers, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents. Notwithstanding anything herein to the contrary, Collateral Agent shall have no obligation to file any financing statements or take any other actions required to perfect Collateral Agent’s security interests in the Collateral unless expressly directed to do so in writing by the Required Lenders.

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5.            REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Collateral Agent and the Lenders as follows:

5.1          Due Organization, Authorization: Power and Authority. Holdings and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Holdings and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Holdings and each of its Subsidiaries has delivered to Collateral Agent and the Lenders a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). For the avoidance of doubt, Collateral Agent and Lenders agree that the Borrowers may from time to time update certain information in the Perfection Certificates after the Effective Date to the extent permitted by one or more specific provisions in this Agreement. Borrowers represent and warrant that all the information set forth on the Perfection Certificates pertaining to Holdings and each of its Subsidiaries is accurate and complete, in all non-ministerial respects.

The execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of such Borrower’s or such Guarantor’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Borrower or such Guarantor, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default or material breach under any Material Agreement by which Holdings, any of its Subsidiaries or any of their respective properties, is bound. Neither Holdings nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2          Collateral.

(a)           Each Borrower and each Guarantor have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any Guarantor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent and the Lenders in connection herewith in respect of which such Borrower or such Guarantor has given Collateral Agent and the Lenders notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)           The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.

(c)           On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii)  no such third party bailee possesses components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00).

(d)          All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(e)           Holdings and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens and non-exclusive licenses for off-the-shelf software that is commercially available to the public. Except as noted on the Perfection Certificate (which, upon the consummation of a transaction not prohibited by this Agreement, may be updated to reflect such transaction), neither Holdings nor any of its Subsidiaries is a party to, nor is bound by, any material license or other Material Agreement.

(f)           Neither Holdings nor any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by any Borrower or used in any Borrower products to have to be (i) distributed to third parties at no charge or a minimal charge, (ii) licensed to third parties for the purpose of creating modifications or derivative works, or (iii) subject to the terms of such Open Source License.

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(g)           Each employee and contractor of Holdings and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to Holdings or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Change, in each case individually or in the aggregate.

(h)          No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Holdings or any of its Subsidiaries or exist to which Holdings or such Subsidiary is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Change, in each case individually or in the aggregate.

5.3          Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of Holdings are duly authorized and validly issued, fully paid, nonassessable, and directly owned by Holdings or its applicable Subsidiary and are free and clear of all Liens other than Permitted Liens and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by Law.

5.4          Litigation. Except as disclosed on the Perfection Certificate or with respect to which Borrowers have provided notice as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Holdings or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).

5.5          No Broker’s Fees. None of Holdings nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Lenders for a brokerage commission, finder’s fee or like payment in connection with the Loan Documents and the transactions contemplated thereby.

5.6          No Material Adverse Change; Financial Statements. All consolidated financial statements for Holdings and its consolidated Subsidiaries, delivered to the Lenders fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries, and the consolidated results of operations of Holdings and its consolidated Subsidiaries as of and for the dates presented. Since December 31, 2019, there has not been a Material Adverse Change.

5.7          Solvency. Each Borrower is Solvent. Holdings and each of its Subsidiaries, when taken as a whole, is Solvent.

5.8          Regulatory Compliance. Neither Holdings nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Holdings nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Holdings and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Holdings nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Holdings nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Holdings’ nor any of its Subsidiaries’ properties or assets has been used by Holdings or such Subsidiary or, to either Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. Holdings and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Holdings, any of its Subsidiaries, or any of Holdings’ or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person. None of Holdings, any of its Subsidiaries, or to the Knowledge of either Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

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5.9          Investments. Neither Holdings nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.10       Tax Returns and Payments; Pension Contributions. Holdings and each of its Subsidiaries have timely filed all required tax returns and reports (or extensions thereof), and Holdings and each of its Subsidiaries, have timely paid all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by Holdings and such Subsidiaries in a cumulative amount greater than One Hundred Thousand Dollars ($100,000), in all jurisdictions in which Holdings or any such Subsidiary is subject to Taxes, including the United States, unless such Taxes are being contested in accordance with the next sentence. Holdings and each of its Subsidiaries, may defer payment of any contested Taxes, provided that Holdings or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP, and provide that such action would not involve, in the reasonable judgment of the Required Lenders, any risk of the sale, forfeiture or loss of any material portion of the Collateral. Neither Holdings nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Holdings’ or such Subsidiary’s, prior Tax years which could result in additional taxes in a cumulative amount greater than One Hundred Thousand Dollars ($100,000) becoming due and payable by Holdings or its Subsidiaries. Holdings and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Holdings nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Holdings or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.11       Use of Proceeds. Borrowers shall use the proceeds of the Term Loans as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.

5.12        Full Disclosure. No written representation, warranty or other statement of Holdings or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.13       Enforceability. The Loan Documents (other than the Secured Notes) have been duly authorized by Borrowers and, upon the consummation of the transactions contemplated by the Loan Documents, shall constitute the legal, valid, and binding obligations of Borrowers, enforceable against each Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.14       Valid Issuance of Shares and Notes.

(a)           The shares of Common Stock issuable pursuant to Sections 2.4(a) and 2.4(b) (a) have been duly authorized by Holdings and, upon their issuance pursuant to this Agreement, as applicable, will be validly issued, fully paid and non-assessable, (b) will not, as of the Effective Date, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Lender’s representations and warranties hereunder, (i) will be issued exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of such shares of Common Stock.

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(b)          The Secured Notes have been duly authorized by Borrowers and, when issued, will be validly issued and will constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The shares of Common Stock issuable upon conversion of the Secured Notes have been duly and validly authorized and reserved by Holdings (to the extent required to be reserved under the terms hereof) and, when issued upon conversion in accordance with this Agreement and the Secured Notes, will be validly issued, fully paid and non-assessable, and the issuance of any such shares of Common Stock shall not be subject to any preemptive or similar rights.

5.15       No General Solicitation. Neither of the Borrowers nor any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the Secured Notes, Common Stock to be issued pursuant to Section 2.4(b) or Common Stock issuable in connection with a conversion pursuant to the Secured Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.16       Accredited Investors. Neither of the Borrowers has offered participation in the Term Loans or Secured Notes to any person or entity whom it reasonably believes is not an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5.17       Exchange Act Compliance. All documents filed with the SEC by Holdings under the Exchange Act are hereinafter referred to herein as the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. The Exchange Act Reports did not, when filed with the SEC, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.18       Solvency. Each Borrower is, and upon consummation of the transactions contemplated by the Loan Documents will be, Solvent. Holdings and each of its Subsidiaries, when taken as a whole, is, and upon consummation of the transactions contemplated by the Loan Documents will be, Solvent.

6.            AFFIRMATIVE COVENANTS

So long as any Obligations (other than inchoate indemnification obligations) remain outstanding, Holdings shall, and shall cause each of the Restricted Subsidiaries to, do all of the following:

6.1         Government Compliance.

(a)           Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Holdings or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b)          Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Holdings and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.

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6.2          Financial Statements, Reports, Certificates; Notices.

(a)           Deliver to each Lender:

(i)                      as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet, income statement and cash flow statement, subject to year-end adjustments and the absence of footnotes, covering the consolidated operations of Holdings and its consolidated Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to the Required Lenders;

(ii)                    as soon as available, but no later than forty-five (45) days after the last day of each of Holdings’ first three fiscal quarters, a company prepared consolidated and, if prepared by Holdings, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Holdings and its consolidated Subsidiaries for such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to the Required Lenders;

(iii)                    as soon as available, but no later than ninety (90) days after the last day of Holdings’ fiscal year or within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Holdings and its consolidated Subsidiaries for such fiscal year, prepared under GAAP, consistently applied, together with an Unqualified Opinion on financial statements from an independent certified public accounting firm reasonably acceptable to the Required Lenders (it being understood that any accounting firm of national standing is reasonably acceptable to the Required Lenders);

(iv)                   as soon as available after approval thereof by the Board of Directors, but no later than the earlier of (x) ten (10) days’ after such approval and (y) March 1 of such year, Holdings’ annual financial projections for the entire current fiscal year as approved by the Board of Directors; provided that, any revisions to such projections approved by the Board of Directors shall be delivered to the Lenders no later than seven (7) days after such approval;

(v)                    within five (5) days of delivery, copies of all non-ministerial material statements, reports and notices made available generally to Holdings’ security holders or holders of the Existing Notes (other than materials provided to members of the Board of Directors solely in their capacities as security holder); provided, however, the foregoing may be subject to such exclusions and redactions as Borrowers deem reasonably necessary, in the exercise of their good faith judgment, in order to (i) preserve the confidentiality of highly sensitive information, (ii) prevent impairment of the attorney client privilege or (iii) conflict of interest with Lenders for new financing;

(vi)                   within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the SEC;

(vii)                   [reserved];

(viii)                  [reserved];

(ix)                    prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrowers’ business or that otherwise could reasonably be expected to have a Material Adverse Change;

(x)                     prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;

(xi)                    written notice delivered at least ten (10) days’ prior to Holdings’ creation of a New Subsidiary in accordance with the terms of Section 6.10);

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(xii)                   written notice delivered at least twenty (20) days’ prior to Borrowers’ (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Holdings or any of its Subsidiaries or are contract manufacturing sites), (B) changing its respective jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;

(xiii)                  upon either Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Borrowers’ proposal regarding how to cure such Event of Default or event;

(xiv)                  immediate notice if Holdings or such Subsidiary has Knowledge that Holdings, or any Subsidiary or Affiliate of Holdings, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(xv)                   notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by any Borrower or any Guarantor, in each case in an amount greater than Five Hundred Thousand Dollars ($500,000.00) and of the general details thereof;

(xvi)                  if Holdings or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;

(xvii)                 an updated Perfection Certificate to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate after the Effective Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this agreement; provided that delivery of such updated Perfection Certificate shall only be required once every six (6) months, starting with the month ending December 31, 2020; and

(xviii)                other information as reasonably requested by any Lender.

Notwithstanding the foregoing, (x) the financial statements required to be delivered pursuant to clauses (ii) and (iii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Holdings posts such documents, or provides a link thereto, on Holdings’ website on the internet at Holdings’ website address and (y) a Lender may designate an entity to receive information provided under this Section 6.2(a) (other than any information filed with the SEC); provided that Highbridge designates Ducera as its designee as of the Effective Date.

(b)          No later than forty-five (45) days after the last day of each month, deliver to each Lender:

(i)                      a duly completed Compliance Certificate signed by a Responsible Officer;

(ii)                     written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;

(iii)                    prompt written notice of any litigation or governmental proceedings pending or threatened (in writing) against Holdings or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Holdings or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00).

(c)           Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Holdings shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Holdings, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

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(d)                Notwithstanding anything set forth above to the contrary, if any notice or Compliance Certificate required to be furnished pursuant to this Section 6.2 contains material non-public information (any such notice, a “MNPI Notice”), Borrowers, instead of delivering such MNPI Notice to each Lender, shall promptly notify each Lender in writing or orally that Borrowers desire to deliver an MNPI Notice. Within five (5) Business Days of receipt of such notification, each Lender may either (i) refuse the delivery of such MNPI Notice, in which case Borrowers’ obligations under this Section 6.2 with respect to such MNPI Notice and such Lender shall be deemed satisfied, or (ii) enter into good faith negotiations with Borrowers to agree the time period within which Borrowers will make the material non-public information contained in such MNPI Notice publicly available by including such information in a filing with the SEC (provided that during the period of good faith negotiations, a Lender may direct Borrowers to send such MNPI Notice to one of its advisors or agents, including without limitation, its attorneys, for review). If Borrowers and such Lender agree on such time period, Borrowers shall promptly deliver to such Lender such MNPI Notice and shall include the applicable material non-public information in a public filing with the SEC within such agreed to time period. The failure to agree on such time period will be deemed to satisfy Borrowers’ obligations under this Section 6.2 with respect to such MNPI Notice and such Lender.

6.3                Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Holdings, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow Holdings’, or such Subsidiary’s, customary practices as they exist as of the Effective Date. Borrowers must promptly notify the Lenders of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00) individually or in the aggregate in any calendar year.

6.4                Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file (or obtain timely extensions therefor), all required tax returns and reports, and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by Holdings or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.10 hereof; deliver to the Lenders, on demand, appropriate certificates attesting to such payments; and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5                Insurance. Keep Holdings’ and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Holdings’ and its Subsidiaries’ industry and location and as the Required Lenders may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Required Lenders. Subject to Section 3.5, all property policies shall have a lender’s loss payable endorsement showing Collateral Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. Subject to Section 3.5, Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lenders, that it will give the Collateral Agent thirty (30) (ten (10) days for nonpayment of premium) days prior written notice before any such policy or policies shall be canceled. At the request of the Required Lenders, Borrowers shall deliver to the Lenders certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at the option of the Required Lenders, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. If Holdings or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent may make (but has no obligation to do so), at Holdings’ expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent deems prudent.

6.6                Collateral Accounts.

(a)                 Maintain Borrowers’ and Guarantors’ Collateral Accounts at depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent (for the ratable benefit of the Secured Parties) with respect to such Collateral Accounts. The provisions of the previous sentence shall not apply to Excluded Accounts.

(b)                Subject to Section 6.6(a), Borrowers shall provide the Lenders and Collateral Agent ten (10) days’ prior written notice before either Borrower or any Guarantor establishes any Collateral Account. In addition, for each Collateral Account that either Borrower or any Guarantor, at any time maintains, such Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account. The provisions of the previous sentence shall not apply to Excluded Accounts.

(c)                 Neither Borrower nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.

6.7                Protection of Intellectual Property Rights. Holdings and each of its Subsidiaries shall use commercially reasonable efforts to: (a)  protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise the Lenders in writing of material infringement by a third party of its respective Intellectual Property; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without the prior written consent of the Required Lenders.

6.8                Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, each Borrower and each of each Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9                Landlord Waivers; Bailee Waivers. In the event that Holdings or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses but excluding contract manufacturing sites, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate, at the election of the Required Lenders, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to the Required Lenders prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.10             Creation/Acquisition of Subsidiaries. In the event Holdings or any Subsidiary of Holdings creates or acquires any Subsidiary after the Effective Date that is not an Excluded Subsidiary, Holdings or such Subsidiary shall promptly notify the Lenders of such creation or acquisition, and Holdings or such Subsidiary shall take all actions reasonably requested by the Lenders to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) to cause such New Subsidiary, if such New Subsidiary is organized under the laws of the United States, to become either a co-Borrower hereunder, or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent (for the ratable benefit of the Secured Parties) a perfected security interest in one hundred percent (100%) of the stock, units or other evidence of ownership held by Holdings or its Subsidiaries of any such New Subsidiary which is organized under the laws of the United States, and sixty-five percent (65%) of the stock, units or other evidence of ownership held by Holdings or its Subsidiaries of any such New Subsidiary which is not organized under the laws of the United States; provided, that any Person who guarantees any Indebtedness incurred by either Borrower pursuant to (i) the Second Lien Note Purchase and Exchange Agreement, (ii) the Existing Notes or (iii) any Junior Indebtedness (or, in the case of each of the preceding clauses (i), (ii) and (iii), any Permitted Refinancing Indebtedness thereof) shall be required to become a Guarantor hereunder.

6.11             Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

6.12             Approved Budget.

(a)                 The use of the Term Loan and extensions of credit by Borrowers under this Agreement shall be limited in accordance with the Approved Budget (subject to variances applied on an aggregate basis and permitted under Section 6.12(b) and subject to the receipt of any Cure Amounts pursuant to Section 8.13). The Required Lenders and Borrowers shall, beginning no later than October 31, 2020, in good faith negotiate to agree on or prior to December 31, 2020 on an extension of the Approved Budget to cover the period from the January 1, 2021 through the Maturity Date. The Approved Budget may be updated, modified or supplemented by the Borrowers from time to time with the consent of the Required Lenders and no such updated, modified or supplemented budget shall be effective until so approved and once so approved shall be deemed an Approved Budget.

(b)                Commencing with the first full calendar month following the Effective Date and for each calendar month thereafter subject to an Approved Budget being in effect, Borrowers shall not permit (i) the Actual Disbursement Amount, measured on a cumulative basis, for any calendar month, to exceed one hundred eighty percent (180%) of the Budgeted Disbursement Amount, measured on a cumulative basis, for any such calendar month and (ii) the Actual Disbursement Amount, measured on a cumulative basis, for any two consecutive calendar months, to exceed one hundred fifty (150%) of the Budgeted Disbursement Amount, measured on a cumulative basis, for any such period of two (2) consecutive calendar months.

(c)                 Within thirty (30) days after the end of any calendar month (other than the last month of any fiscal quarter) subject to an Approved Budget being in effect, the Borrowers shall deliver to the Lenders a monthly budget compliance certificate for the prior calendar month and prior two calendar month period (if applicable) acceptable to the Required Lenders, and such monthly budget compliance certificate shall include such detail as is reasonably satisfactory to the Required Lenders, signed by a Responsible Officer of the Borrowers certifying that Borrowers are in compliance with the covenants contained in Section 6.12(b) above; provided that (x) a Lender may designate an entity to receive information provided under this Section 6.2(c) (other than any information filed with the SEC) and (y) Highbridge designates Ducera as its designee as of the Effective Date.

7.             NEGATIVE COVENANTS

So long as any Obligations (other than inchoate indemnification obligations) remain outstanding, Holdings shall not, and shall not permit any of the Restricted Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1                Dispositions.

(a)                 Effect any Transfer, except for (i) Transfers that do not constitute Asset Sales or (ii) Transfers, the proceeds of which are reinvested or applied as set forth in Section 2.2(c); provided that in the case of any Transfers pursuant to this clause (ii), (A) Holdings or such Restricted Subsidiary receives consideration at the time of such Transfer at least equal to the Fair Market Value of the asset subject to such Asset Sale, and (B) at least 75% of the consideration paid to Holdings or such Restricted Subsidiary in connection with such Transfer is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents. For the purposes of clause (ii) above, the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of Holdings or such Restricted Subsidiary that is expressly assumed by the transferee in such Transfer and with respect to which Holdings or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness shall be deemed cash.

(b)                Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, effect any Product Intellectual Property Sale or Exclusive Product License to any Unrestricted Subsidiary or other Subsidiary that is not a Guarantor.

7.2                Changes in Business or Business Locations. (a) Engage in or permit any of the Restricted Subsidiaries to engage in any business other than the Permitted Business or (b) liquidate or dissolve. Holdings shall not, and shall not permit any of the Restricted Subsidiaries to, without at least thirty (30) days’ prior written notice to the Lenders and the Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Holdings or any of its Subsidiaries, as applicable or are contract manufacturing sites); (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization.

7.3                Mergers or Acquisitions. Merge or consolidate, or permit any of the Restricted Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (other than pursuant to Permitted Investments, a Transfer permitted under Section 7.1 or as otherwise permitted pursuant to Section 7.7); provided that a Subsidiary may merge or consolidate into another Subsidiary (provided that in the case of a merger or consolidation of a Guarantor, the surviving Person has provided a secured Guaranty of Borrowers’ Obligations hereunder in accordance with Section 6.10) or with (or into) either Borrower provided such Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4                Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                 Create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Holdings shall not issue any Disqualified Stock and shall not permit any of the Restricted Subsidiaries to, without the prior written consent of the Required Lenders, issue any shares of preferred stock or preferred interests.

(b)                Notwithstanding anything to contrary herein, Section 7.4(a) above will not prohibit the incurrence of any Permitted Debt.

(c)                 For the purposes of determining compliance with this Section 7.4, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (23) of the definition of “Permitted Debt,” or is entitled to be incurred pursuant to Section 7.4(a), Borrowers shall be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this Section 7.4; provided that (x) all Indebtedness outstanding under the Second Lien Notes on the Effective Date will be treated as incurred under clause (1) of the definition of “Permitted Debt” and (y) all Indebtedness represented by Existing Notes and outstanding on the Effective Date will be treated as incurred under clause (2) of the definition of “Permitted Debt” and, in each case, may not be reclassified.

(d)                The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 7.4. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or first committed, in the case of revolving Indebtedness. Notwithstanding anything to the contrary in this Section 7.4, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this Section 7.4 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)                 The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (a) the Fair Market Value of such assets at the date of determination and (b) the amount of the Indebtedness of the other Person.

7.5                Encumbrance. Holdings shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

7.6                Maintenance of Collateral Accounts. With respect to either Borrower or any Guarantor, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7                Restricted Payments.

(a)                 Effect a Restricted Payment;

(b)                Notwithstanding anything to the contrary therein, Section 7.7(a) will not prohibit:

     (i)                        the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 7.7;

    (ii)                     the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Indebtedness or Disqualified Stock of the Borrowers or any Guarantor (excluding, for the avoidance of doubt, the Existing Notes) in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs substantially concurrently with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

     (iii)                     so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings or any Restricted Subsidiary of Holdings held by any current or former officer, director, employee or consultant of Holdings or any Restricted Subsidiary or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, phantom stock plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $100,000 in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(1)            the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of Holdings to officers, directors, employees or consultants of Holdings, of any of its Subsidiaries or of any of its direct or indirect parent companies that occurs after the Effective Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section 7.7; plus

(2)           the cash proceeds of key man life insurance policies received by Holdings or any Restricted Subsidiary after the Effective Date; and, in addition, cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of Holdings or any Restricted Subsidiary in connection with a repurchase of Capital Stock of Holdings or any Restricted Subsidiary from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.7 or any other provisions of this Agreement;

    (iv)                 the purchase, redemption or other acquisition or retirement for value of Capital Stock (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represent all or a portion of the exercise, exchange or conversion price of those stock options, phantom stock, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Capital Stock or any exercise or exchange of stock options, phantom stock, warrants, convertible notes or similar rights to acquire such Capital Stock

   (v)                    any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Second Lien Notes or any Permitted Refinancing Indebtedness with respect to the Second Lien Notes, or any Transfer solely to the extent required by the Second Lien Documents or other instrument pursuant to which such Indebtedness was issued, but only if Holdings or such Restricted Subsidiary has first complied with its obligation under Sections 2.2(c) and 7.1, as applicable;

    (vi)                  the making of any Restricted Payment in exchange for Capital Stock (other than Disqualified Stock) of Holdings;

   (vii)                  the conversion into Capital Stock (other than Disqualified Stock) of Holdings (and any cash payments in lieu of fractional shares) of the Second Lien Notes, the Existing Notes or any Permitted Refinancing Indebtedness in accordance with the terms of the Second Lien Documents, the 2018 Indenture, the 2019 Indenture or other instrument pursuant to which such Indebtedness was issued, as applicable;

   (viii)                 cash payments in lieu of the issuance of fractional shares;

   (ix)                   [reserved];

   (x)                    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate since the Effective Date, plus if any such Restricted Payment under this clause (x) was used to make an Investment, the cash return of capital with respect to such Investment (less the cost of disposition, if any);

  (xi)                    payments or distributions to dissenting stockholders or equityholders pursuant to applicable law and any earn-outs, purchase price adjustments and other deferred consideration payable to the holders of the acquired entity in connection with any merger or consolidation of any Person not otherwise prohibited hereunder;

    (xii)                  the purchase of any Permitted Bond Hedge Transaction and the settlement or termination of any Permitted Equity Derivatives; and

   (xiii)                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, repurchases of Existing Notes for cash, or repayments of any Existing Notes, using 100% of the aggregate net cash proceeds received by Borrowers from the substantially concurrent issue or sale (other than to a Subsidiary of Borrower) of convertible or exchangeable Disqualified Stock of Holdings or convertible or exchangeable debt securities of Holdings which, in either case, constitute Permitted Refinancing Indebtedness with respect to the Existing Notes.

(c)              The amount of all Restricted Payments (other than cash), including for purposes of clauses (i) through (xiv) above, will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 7.7 will be determined by Borrowers or, if such Fair Market Value is in excess of $5.0 million, by Board of Directors, whose resolution with respect thereto will be delivered to the Lenders.

(d)              For purposes of determining compliance with this Section 7.7, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xiv) of Section 7.7(b) or is entitled to be incurred as one or more categories of Permitted Investments or is permitted pursuant to Section 7.7(a), Borrowers will be entitled to classify such Restricted Payment or portion thereof in any manner that complies with this to Section 7.7, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or to Section 7.7(a).

(e)              For purposes of this to Section 7.7, the Existing Notes will be deemed not to be Capital Stock.

7.8                [Reserved].

7.9                Transactions with Affiliates.

(a)                 Complete an Affiliate Transaction.

(b)                The following will be deemed not to be Affiliate Transactions and, therefore, will not be subject to this Section 7.9:

(i)                       any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors;

(ii)                      transactions between or among Holdings and the Restricted Subsidiaries;

(iii)                     transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of Holdings solely because either Borrower owns any Capital Stock in such Person;

(iv)                    the payment of reasonable directors’ fees or expenses, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

(v)                     sales of Capital Stock of Holdings to Affiliates of Holdings and the granting and performance of registration rights;

(vi)                     transactions pursuant to agreements in effect on the Effective Date;

(vii)                    transactions in respect of the distribution agreement, dated as of May 24, 2016, by and among Holdings, Roche Diagnostics International AG and Roche Diabetes Care GmbH (together with any amendments, modifications, extensions or replacements thereof);

(viii)                   Permitted Investments and Restricted Payments as permitted pursuant to Section 7.7;

(ix)                     any repurchases, redemptions or other retirements for value by Holdings or any of the Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of Holdings, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than fifty percent (50%) of the aggregate principal amount of such class of Indebtedness;

(x)                       purchases and sales of raw materials or inventory in the ordinary course of business on market terms; and

(xi)                      the entering into of a tax sharing agreement, or payments pursuant thereto, between Holdings and/or one or more Subsidiaries, on the one hand, and any other Person with which Holdings or such Subsidiaries are required to file a consolidated tax return or with which Holdings or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Holdings and the Restricted Subsidiaries are not in excess of, and which are made in order to satisfy, the tax liabilities that would have been payable by them on a stand-alone basis unless expressly permitted under the definition of “Restricted Payments”.

7.10             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Holdings or any of the Restricted Subsidiaries; (ii) make loans or advances to Holdings or any of the Restricted Subsidiaries; or (iii) sell, lease or transfer any of its properties or assets to Holdings or any of the Restricted Subsidiaries.

(a)                 The restrictions in this Section 7.10(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)                       this Agreement and any Credit Facility;

(ii)                      applicable law, rule, regulation, order, approval, license or permit or similar restriction;

(iii)                    restrictions existing on the Effective Date and any amendments or modifications thereof that do not materially expand the scope of any such restrictions;

(iv)                   any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

(v)                    customary non-assignment provisions in contracts, leases, licenses and other commercial or trade agreements otherwise not prohibited under this Agreement;

(vi)                  Capital Lease Obligations, any agreement governing purchase money obligations, security agreements or mortgages securing Indebtedness of Holdings or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(vii)                  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(viii)                 Permitted Refinancing Indebtedness with encumbrances or restrictions then contained in Indebtedness being refinanced that are not materially more restrictive, taken as a whole (as reasonably determined by Holdings), than those contained in the agreements governing the Indebtedness being refinanced;

(ix)                   other permitted Indebtedness of Holdings and Restricted Subsidiaries with terms that are customary and not materially more restrictive than terms of other Indebtedness of Holdings or any Restricted Subsidiaries;

(x)                      Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)                    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements relating to investments in a Permitted Business and other similar agreements entered into in the ordinary course of business;

(xii)                   restrictions on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts into in the ordinary course of business;

(xiii)                  any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of Holdings and Restricted Subsidiaries, taken as a whole, or adversely affect Borrowers’ ability to make principal and interest payments under this Agreement, in each case, as determined in good faith by Holdings; and

(xiv)                  any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xiii) of this Section 7.10(a); provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by Holdings, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(b)                For purposes of determining compliance with this Section 7.10, the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

7.11             Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Holdings or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.12             Compliance with Anti-Terrorism Laws. (a) Enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists, (b) offer, pay, promise to pay, or authorize the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (c) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (d) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (e) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.13             Designation of Restricted and Unrestricted Subsidiaries.

As of the Effective Date, all of the Subsidiaries of Holdings will be Restricted Subsidiaries. The Board of Directors will be able, at any time after the Effective Date, to designate any Restricted Subsidiary (other than a Borrower) to be an Unrestricted Subsidiary; provided, that immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings and the Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments permitted under Section 7.7. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary will be evidenced to the Lenders by filing with the Lenders a certified copy of a resolution of the Board of Directors or a committee thereof giving effect to such designation and a certified by a Responsible Officer that such designation complied with the preceding conditions and was permitted by Section 7.7. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.4, Borrowers shall be in default of Section 7.4. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 7.4, calculated on a pro forma basis as if such designation had occurred at the beginning of the relevant four-quarter period; (2) such Lien is permitted; and (3) no Default or Event of Default would be in existence following such designation and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” under the Second Lien Note Purchase and Exchange Agreement, the Existing Notes, any Permitted Refinancing Indebtedness with respect to the foregoing or any other Junior Indebtedness.

7.14             Limitation on Issuance of Capital Stock. No Guarantor may issue any Capital Stock of such Guarantor (including by way of sales of treasury stock or the issuance of any debt security that is convertible into, or exchangeable for, Capital Stock of such Guarantor) to any Person other than (i) to any Borrower or any other Guarantor, (ii) in connection with the transfer of all of the Capital Stock of such Guarantor otherwise permitted under this Agreement, or (iii) the issuance of director’s qualifying shares or other nominal shares required by law to be held by a Person other than a Borrower or a Guarantor.

7.15             Minimum Liquidity. Permit, at any time, based on the amount calculated at the end of the prior month, Qualified Cash to be less than (x) $3.0 million if there is an Approved Budget in effect or (y) $5.0 million if there is no Approved Budget in effect.

8.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                Payment Default. Borrowers fail to (a) make any payment of principal or interest on the Term Loan on its due date or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof);

8.2                Covenant Default.

(a)                 Holdings or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes; Pensions), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries) or either Borrower violates any provision in Section 7; or

(b)                Holdings, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Holdings or such Subsidiary, as applicable, be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).

8.3                Material Adverse Change. A Material Adverse Change has occurred;

8.4                Attachment; Levy; Restraint on Business.

(a)                 (i) The service of process seeking to attach, by trustee or similar process, any funds of Holdings or any of its Subsidiaries or of any entity under control of Holdings or its Subsidiaries on deposit with any institution at which Holdings or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment (other than a Permitted Lien) is filed against Holdings or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b)                (i) any material portion of Holdings’ or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Holdings or any of its Subsidiaries from conducting any material part of its business;

8.5                Insolvency. (a) Holdings or any of its Subsidiaries is or becomes Insolvent; (b) Holdings or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Holdings or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Term Loans shall be extended while Holdings or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6                Other Agreements. There is any (a) default and such default continues (after the applicable grace, cure or notice period) in any agreement to which Holdings or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change; for the avoidance of doubt, (x), the exchange, repurchase, conversion or settlement with respect to any Existing Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms that does not result from a default thereunder or an event of the type that constitutes an Event of Default or (y) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither Holdings nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, shall not constitute an Event of Default under this Section 8.6;

8.7                Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Holdings or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof;

8.8                Misrepresentations. Holdings or any of its Subsidiaries or any Person acting for Holdings or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;

8.9                Change of Control. The occurrence of a Change in Control.

8.10             Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect other than as a result of a transaction permitted under this Agreement; (b) any Guarantor does not perform any obligation or covenant under any Guaranty, after any applicable grace or cure period; (c) any circumstance described in Section 8 occurs with respect to any Guarantor, beyond any applicable grace or cure period; or (d) a Material Adverse Change with respect to any Guarantor;

8.11             Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA, DOJ or other Governmental Authority initiates a Regulatory Action or any other enforcement action against Holdings or any of its Subsidiaries that causes Holdings or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products material to its business, even if such action is based on previously disclosed conduct; (ii) the FDA issues a warning letter to Holdings or any of its Subsidiaries with respect to any of its activities or products which results in a Material Adverse Change; (iii) Holdings or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Holdings or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more; (iv) Holdings or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000.00) or more that is unsatisfied, or a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct; or (v) the FDA revokes any authorization or permission granted under any Registration, or Holdings or any of its Subsidiaries withdraws any Registration, that causes a Material Adverse Change.

8.12             Lien Priority. Except as the result of the action or inaction of the Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law or that are permitted to have priority pursuant to this Agreement.

8.13             Cure Right. Notwithstanding anything to the contrary contained in this Section 8, in the event that Borrowers fail to comply with the covenant contained in Section 6.12(b) (the “Approved Budget Covenant”) with respect to any calendar month or any two calendar month period, Borrowers shall have the right, within sixty (60) days of the applicable month or two calendar month period to issue additional shares of Qualified Capital Stock in exchange for cash (the “Equity Cure Right”), in an amount equal to (x) two (2) multiplied by (y) the Actual Disbursement Amount less the Maximum Disbursement Amount for such month (the “Cure Amount”). Upon the receipt by Borrowers of the Cure Amount pursuant to the exercise of such Equity Cure Right, such Cure Amount shall be deemed to reduce the Actual Disbursement Amount for the applicable calendar month or two calendar month period and the Approved Budget Covenant shall be recalculated for all purposes under the Loan Documents. If, after giving effect to the foregoing recalculation, Borrowers shall then be in compliance with the requirements of the Approved Budget Covenant, Borrowers shall be deemed to have satisfied the requirements of the Approved Budget Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Approved Budget Covenant that had occurred, the related Default and Event of Default, shall be deemed cured without any further action of Borrower, Collateral Agent or any Lender for all purposes under the Loan Documents. Upon receipt by the Required Lenders of notice from Borrowers that they intend to exercise the Equity Cure Right with respect to any calendar month or two calendar month period, then so long as no other Event of Default has occurred and is continuing and solely with respect to Borrowers’ exercise of the Equity Cure Right, until the 60th day following the applicable calendar month or two calendar month period to which such notice relates, the Lenders shall not, and shall not direct Collateral Agent to, exercise any remedies pursuant to Section 9 or otherwise solely on the basis of any Event of Default having occurred and being continuing under the Approved Budget Covenant.

9.             RIGHTS AND REMEDIES

9.1                Rights and Remedies.

(a)                 Upon the occurrence and during the continuance of an Event of Default, the Required Lenders may, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrowers declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by the Lenders) or (iii) by notice to Borrowers suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrowers’ benefit under this Agreement or under any other agreement between Borrowers and the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrowers’ benefit under this Agreement or under any other agreement between Borrowers and the Lenders shall be immediately terminated without any action by the Lenders).

(b)                Without limiting the rights of the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, the Required Lenders may, without notice or demand, do any or all of the following:

(i)                      direct Collateral Agent to foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)                     direct Collateral Agent to make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;

(iii)                    direct Collateral Agent to apply to the Obligations any (A) balances and deposits of Borrowers that Collateral Agent or any Lender holds or controls, (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or

(iv)                    commence and prosecute an Insolvency Proceeding or consent to either Borrower commencing any Insolvency Proceeding.

(c)                 Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right to, at the written direction of the Required Lenders, without notice or demand, do any or all of the following:

(i)                      settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing either Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)                      make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Borrowers shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)                     ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Holdings’ and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Holdings’ and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv)                     place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)                      demand and receive possession of Borrower’s Books;

(vi)                    appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Holdings or any of its Subsidiaries; and

(vii)                   subject to clauses (a) and (b) of this Section 9.1, exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right (but not the obligation) to exercise any and all remedies referenced in this Section 9.1 without the written direction of Required Lenders following the occurrence of an Exigent Circumstance.

9.2                Power of Attorney. Borrowers hereby irrevocably appoint Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Holdings’ or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Holdings’ or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of either Borrower directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrowers’ insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits (including by filing assignment agreements with the United States Patent and Trademark Office, United States Copyright Office or equivalent in any jurisdiction outside of the United States); and (g) in the case of any Intellectual Property, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of Borrowers relating thereto or represented thereby. Each Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Holdings’ or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and the Lenders are under no further obligation to make Term Loans hereunder. Collateral Agent’s foregoing appointment as Holdings’ or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Lenders’ obligation to provide Term Loans terminates.

9.3                Protective Payments. If Holdings or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Holdings or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may (but shall not be obligated to) obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrowers with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4                Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent or the Lenders from or on behalf of Holdings or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrowers on the one hand and Collateral Agent and Lenders on the other, Collateral Agent and the Lenders shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent or the Lenders may deem advisable notwithstanding any previous application by Collateral Agent or the Lenders, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Collateral Agent Expenses, Collateral Agent Fees and Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise. Each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of the Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to the other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Lenders’ claims. To the extent any payment for the account of Borrowers is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

9.5                Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6                No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrowers of any provision of this Agreement or by Borrowers or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and any waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                Demand Waiver. Each Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Holdings or any Subsidiary is liable.

9.8           Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent (at the direction of the Required Lenders) to exercise the rights and remedies under this Section 9 after the occurrence and during the continuance of an Event of Default as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Borrower hereby (a) grants to the Collateral Agent, for the ratable benefit of the Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Borrower (or applicable grantor)) (“Collateral Agent License”), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Borrower (or any applicable grantor), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof, provided that with respect to any licenses held by such Borrower, such Collateral Agent License shall only be granted to the extent such assignment or grant is permitted under the terms of such license and if such assignment or grant is not permitted under the term of such license Borrowers will or will cause the applicable guarantor to cooperate with Collateral Agent and the other Secured Parties to receive the benefits of such Collateral Agent License to the maximum extent possible and (b) irrevocably agrees that the Collateral Agent may sell any of such Borrower’s Inventory directly to any person, including without limitation persons who have previously purchased such Borrower’s Inventory from such Borrower and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Borrower and any Inventory that is covered by any Copyright owned by or licensed to such Borrower and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Borrower (or any applicable grantor) and sell such Inventory as provided herein.

9.9           Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time upon the direction of the Required Lenders, without notice to Borrowers or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of either Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of either Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10.          NOTICES

Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrowers may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:	SENSEONICS HOLDINGS, INC. Nick Tressler 20451 Seneca Meadows Parkway Germantown, MD 20876 Attn: Chief Financial Officer Email: nick.tressler@senseonics.com

If to Collateral Agent or Lender:	Wilmington Savings Fund Society, FSB 500 Delaware Avenue Wilmington, DE 19801 Attn: Patrick J. Healy Senior Vice President and Director Fax: (302) 421-9137 Email: PHealy@wsfsbank.com

with a copy (which shall not constitute notice) to:	Arnold & Porter 250 West 55th Street New York, New York 10019-9710 Attn: Jonathan Levine Email: Jonathan.Levine@arnoldporter.com

If to Lender:	Highbridge Tactical Credit Master Fund, L.P.
c/o Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor
New York, NY 10172
Attn: Glynnis Kelly
Email: Glynnis.Kelly@highbridge.com
Attn: Jonathan Segal
Email: Jonathan.Segal@highbridge.com

with a copy (which shall not constitute notice) to:	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attn: Danek Freeman Email: danek.freeman@weil.com Attn: Michael Hickey Email: michael.hickey@weil.com

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1         Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.

11.2         Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.3         Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against either Borrower (or any property of either Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

11.4         Service of Process. Each Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.5         Non-exclusive Jurisdiction. Nothing contained in this Section 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable Requirements of law or commence legal proceedings or otherwise proceed against either Borrower in any other jurisdiction.

12.          GENERAL PROVISIONS

12.1         Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may transfer, pledge or assign this Agreement or any rights or obligations under it without the prior written consent of the Required Lenders (which may be granted or withheld in the Required Lenders’ discretion, subject to Section 12.5). The Lenders have the right, subject to any restrictions in the Secured Note to the extent outstanding, without the consent of or notice to Borrower, to sell, transfer, assign, pledge or negotiate (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”), or grant participation in all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents. Borrowers and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until the Required Lenders shall have received and accepted an effective assignment agreement, in form satisfactory to the Required Lenders, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as the Required Lenders reasonably shall require. Holdings shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Collateral Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility for maintaining the Register or a Participant Register.

12.2         Indemnification. Each Borrower agrees to indemnify, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents whether in contract, tort or otherwise; and (b) all losses, Collateral Agent Expenses and Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Each Borrower hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of such Borrower or its shareholders, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.3         Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4         Correction of Loan Documents. The Required Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5         Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Holdings or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, Collateral Agent and the Required Lenders provided that:

(i)            no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)           no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii)           no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to the Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to the Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on the Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrowers to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by either Borrower of any of its rights and obligations under any Loan Document or release either Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.5. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b)               Other than as expressly provided for in Section 12.5(a)(i)-(iii), the Required Lenders may from time to time designate covenants in this Agreement less restrictive by notification to Borrowers.

(c)               This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

12.7        Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of each Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the withholding provision in Section 2.5 hereof and the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8        Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent or the Required Lenders reasonably consider appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no breach of this provision by the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis so long as the Collateral Agent and the Lenders do not disclose the identity of the Borrowers or the identity of any person associated with the Borrowers. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8. Notwithstanding anything contained in this Section 12.8, Borrowers and Lenders hereby acknowledge and agree that as of the Effective Date, after giving effect to the public announcement of the Transactions, none of the Borrowers nor any of its affiliates has provided such Lenders with any material, nonpublic information.

12.9        Right of Set Off. Each Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Secured Party (including a Collateral Agent Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF EACH BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SUCH BORROWER.

12.10      Cooperation of Borrower. If necessary, each Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of the Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make such Borrower’s management personnel available to meet with the Lenders and prospective participants and assignees of Term Loan Commitments, the Term Loans or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist the Lenders in the preparation of information relating to the financial affairs of such Borrower as any prospective participant or assignee of the Term Loan Commitment (or portions thereof) or Term Loan (or portions thereof) reasonably may request. Subject to the provisions of Section 12.8, each Borrower authorizes each Lender to disclose to any prospective participant or assignee of the Term Loan Commitment (or portions thereof), any and all information in such Lender’s possession concerning such Borrower and its financial affairs which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender’s credit evaluation of such Borrower prior to entering into this Agreement.

12.11      Public Announcement. Each Borrower hereby agrees that Collateral Agent and each Lender, after consultation with Borrower, may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use such Borrower’s name, tradenames and logos. Notwithstanding the foregoing, such consultation with Borrowers shall not be required for any disclosures by Collateral Agent and the Lenders may also make disclosures to the SEC or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons.

12.12      Collateral Agent and Lender Agreement. Collateral Agent and the Lenders hereby agree to the terms and conditions set forth on Exhibit B attached hereto. Each Borrower acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.

12.13      Time of Essence. Time is of the essence for the performance of Obligations under this Agreement.

12.14      Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrowers have satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Lenders.

12.15      Multiple Borrowers.

(a)                Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Holdings as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from the Collateral Agent or the Lenders. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Holdings whether in its own name or on behalf of one or more of the other Borrowers, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b)               Waivers. Each Borrower hereby waives: (i) any right to require the Collateral Agent or the Lenders to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with any Lender or any Indebtedness of any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy a Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Obligations, or by reason of any act or omission of Collateral Agent, any Lender or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Collateral Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Obligations. If any claim is ever made upon Collateral Agent or any Lender for repayment or recovery of any amount or amounts received by Collateral Agent or any Lender in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Collateral Agent or any Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Collateral Agent or any Lender or any of its property, or by reason of any settlement or compromise of any such claim effected by Collateral Agent or any Lender with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and each Borrower shall be and remain liable to Collateral Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Collateral Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c)               Consents. Each Borrower hereby consents and agrees that, without notice to or by either Borrower and without affecting or impairing in any way the obligations or liability of Borrowers hereunder, Collateral Agent and the Lenders may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Lender determines in its sole discretion, and regardless of whether such Indebtedness is part of the Obligations, is secured, or is due and payable. Each Borrower consents and agrees that Collateral Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Obligations. Each Borrower further consents and agrees that Collateral Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Obligations. Without limiting the generality of the foregoing, Collateral Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.

(d)               Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by the Required Lenders. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of Collateral Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting Collateral Agent or any Lender to furnish to it any information now or hereafter in Collateral Agent’s or such Lender’s possession concerning the same or any other matter.

(e)               Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by the Required Lenders to effect, to enforce and to give notice of such subordination.

12.16      Representations and Warranties of the Lenders. Each Lender, severally and not jointly, represents and warrants to Borrowers as of the date such Person becomes a Lender and as of the Effective Date, that:

(a)              Such Lender is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereunder.

(b)              This Agreement has been duly executed and delivered by such Lender and constitutes a legal, valid and binding obligation of such Lender, enforceable against the Lender in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)              This Agreement and consummation of the transactions contemplated hereunder will not violate, conflict with or result in a breach of or default under (i) such Lender’s organizational documents, (ii) any agreement or instrument to which such Lender is a party or by which such Lender or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Lender.

(d)              Each of the Secured Notes to be received by such Lender hereunder will be acquired for such Lender’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such Secured Notes in compliance with applicable federal and state securities laws.

(e)              Such Lender can bear the economic risk and complete loss of its extension of the Term Loans and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)               Such Lender has had an opportunity to receive, review and understand all information related to any Borrower requested by it and to ask questions of and receive answers from Borrowers regarding such Borrower, its Subsidiaries, its business and the terms and conditions of receiving the Term Loans and the issuance of the Notes, and has conducted and completed its own independent due diligence.

(g)              Based on the information such Lender has deemed appropriate, it has independently made its own analysis and decision to enter into the Loan Documents.

(h)              Such Lender understands that the Secured Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Borrowers in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Lender understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Borrowers or the issuance of the Secured Notes.

(i)               Such Lender is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(j)              Such Lender did not learn of the investment in the Secured Notes as a result of any general solicitation or general advertising.

(k)              The Lenders agree that the Secured Notes and shares of Common Stock issuable pursuant hereto or pursuant to the Secured Notes may not be sold or transferred unless (i) such Secured Notes and shares of Common Stock issuable pursuant hereto or pursuant to the Secured Notes are sold or transferred pursuant to an effective registration statement pursuant to the Securities Act, (ii) such Secured Notes and shares of Common Stock issuable pursuant hereto or pursuant to the Secured Notes are sold or transferred in accordance with to Rule 144, (iii) the Borrowers have received an opinion of counsel reasonably satisfactory to it that such sale or transfer may lawfully be made without registration under the Securities Act, or (iv) the Secured Notes and shares of Common Stock issuable pursuant hereto or pursuant to the Secured Notes are transferred without consideration to an affiliate of such holder or a custodial nominee.

(l)               The Lenders agree that the certificates or book-entry records evidencing the commitment fee shares will bear the following or a similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

(m)             Such Lender is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 under the Securities Act of any Borrower. The Lender and its Affiliates collectively beneficially own and will beneficially own as of the Effective Date (but without giving effect to the Conversion) less than 10% of the outstanding shares of Common Stock.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:

SENSEONICS HOLDINGS, INC.

By	/s/ Nick Tressler
Name:	Nick Tressler
Title:	Chief Financial Officer

SENSEONICS, INCORPORATED

By	/s/ Nick Tressler
Name:	Nick Tressler
Title:	Chief Financial Officer

[Signature Page to Loan and Security Agreement]

COLLATERAL AGENT:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

[Signature Page to Loan and Security Agreement]

LENDERS:

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
By: Highbridge Capital Management, LLC, as Trading Manager

By	/s/ Jason Hempel
Name:	Jason Hempel
Title:	Managing Director

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

	Term Loans
Lender	Initial Term Loan Commitment	Subsequent Term Commitment	Commitment Percentage
Highbridge Tactical Credit Master Fund, L.P.	$15,000,000	$5,000,000	100.00%
TOTAL	$15,000,000	$5,000,000	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrowers’ right, title and interest in and to the following property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, including Intellectual Property (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include: (a) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding equity interests, membership units, or other securities owned by any Borrower or any Guarantor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter if adverse tax consequences would result from the pledge of one hundred percent (100%) of such equity interests, provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting equity interests of such Foreign Subsidiary; (b) any interest of any Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (d) any interest of any Borrower as a lessee under an Equipment lease if any Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower, Collateral Agent or any Lender; (e) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); (f) any property and assets subject to Permitted Liens securing Permitted Debt (other than pursuant to clause (1), (6), or (7) of the definition thereof); (g) motor vehicles and other similar assets subject to certificates of title or ownership (except to the extent a security interest therein can be perfected by the filing of a financing statement); and (h) Excluded Accounts.

EXHIBIT B

Collateral Agent and Lender Terms

1.             Appointment of Collateral Agent.

(a)                 Each Lender hereby appoints WSFS (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) take such action on its behalf and to exercise such rights, powers and remedies and perform such duties as are expressly delegated to Collateral Agent under the Loan Documents and (ii) exercise such powers as are reasonably incidental thereto. Except for Section 8 of this Exhibit B, the provisions of this Exhibit B are solely for the benefit of Collateral Agent and the Lenders, and no Borrower shall have rights as a third-party beneficiary of any of such provisions.

(b)                Without limiting the generality of clause (a) above, Collateral Agent is hereby authorized to (i) hold security interests in the Collateral for the ratable benefit of the Lenders and otherwise act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (ii) take, at the direction of the Required Lenders, such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, and (iii) except as may be otherwise specified in any Loan Document, exercise, at the direction of the Required Lenders, all remedies given to Collateral Agent and the Lenders with respect to any Borrower and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by any Borrower or any Guarantor with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Collateral Agent may, upon any term or condition it specifies, perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Collateral Agent. Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory, indemnification and other provisions of this Exhibit B shall apply to any such sub-agent and to the Related Parties of Collateral Agent and any such sub-agent. Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(c)                 Each Lender hereby irrevocably appoints, designates, authorizes and directs Collateral Agent to enter into the Intercreditor Agreement on its behalf and to take action on its behalf pursuant to the provisions thereof as directed by the Required Lenders. Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement.

(d)                Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, are not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable law and are intended to create or reflect only an administrative relationship between contracting parties, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by WSFS or any of its Affiliates in any capacity.

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2.	Binding Effect; Reliance on Instructions from Required Lenders.

(a)                 Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b)                If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

3.              Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other legal counsel, advisors, accountants and other experts (including legal counsel and advisors to, and accountants and experts engaged by, Borrower), and take or omit to take any action in accordance with the advice of any such legal counsel, advisors, accountants and other experts, and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation or other oral statement, in each case believed by it to be genuine and to have been transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Borrower hereby waives and shall not assert (and Holdings shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Holdings or any Related Person of Holdings in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of either Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from either Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default”; and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Borrower hereby waives and agrees not to assert (and Holdings shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon.

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4.              Collateral Agent Individually. Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, each Borrower or any Affiliate of Holdings as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its Affiliates becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.

5.              Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Collateral Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conducted its own independent investigation of the financial condition and affairs of Borrowers and has made and will continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of each Borrower or any Affiliate of Holdings that may come in to the possession of Collateral Agent or any of its Related Persons.

6.              Indemnification. Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrowers as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any Taxes or insurance paid in the name of, or on behalf of, any Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document (such costs and expenses, collectively, “Collateral Agent Expenses”). Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrowers as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold Taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent. Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit B.

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7.             Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B. The Required Lenders may deliver notice of removal to the Collateral Agent, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (d) subject to its rights under Section 2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents (other than any rights to indemnity payments owed to the retiring Collateral Agent). After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Exhibit B and Section 11 and Sections 12.2 and 12.9 of the Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

8.             Release of Collateral. Each Lender hereby consents to the release and hereby directs Collateral Agent, at the sole cost and expense of Borrowers, to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a)                 any Guarantor if all of the stock of such Subsidiary owned directly or indirectly by Holdings is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document, provided, that Borrowers shall have provided to Collateral Agent a certificate of a Responsible Officer stating that such transaction is permitted under the Loan Documents (and each Lender hereby authorizes and directs Collateral Agent to conclusively rely on such certificate in performing its obligations under this clause (a)); and

(b)                any Lien held by Collateral Agent for the benefit of the Secured Parties against any Collateral that is sold or otherwise disposed of by Borrowers in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), provided, that Borrowers shall have provided to Collateral Agent a certificate of a Responsible Officer stating that such transaction is permitted under the Loan Documents (and each Lender hereby authorizes and directs Collateral Agent to conclusively rely on such certificate in performing its obligations under this clause (b)).

In addition, each Lender hereby consents to the release and hereby directs Collateral Agent, at the sole cost and expense of Borrowers, to enter into non-disturbance or similar agreements with licensees of the Borrowers’ or any of their Subsidiaries’ Intellectual Property in connection with any collaboration, development, commercialization or other licensing transaction permitted by the Loan Documents; provided, that Borrowers shall have provided to Collateral Agent a certificate of a Responsible Officer stating that such transaction is permitted under the Loan Documents (and each Lender hereby authorizes and directs Collateral Agent to conclusively rely on such certificate in performing its obligations under this paragraph).

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9.             Exculpatory Provisions.

(a)                 Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Collateral Agent shall not:

(i)               be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)               have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement or by the other Loan Documents that Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in this Agreement or in the other Loan Documents); and in all cases Collateral Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action; provided that Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any applicable Loan Document or Requirement of Law;

(iii)               (x) except as expressly set forth herein and in the other applicable Loan Documents, have any duty to disclose, or (y) be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by Collateral Agent or any of its Affiliates in any capacity; and

(iv)               be liable for any apportionment or distribution of payments made by it in good faith and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

(b)                Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent of, or at the request of, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Collateral Agent shall believe in good faith shall be necessary, under the circumstances, as provided for herein or in the other Loan Documents), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Collateral Agent in writing by the Borrowers or a Lender. Collateral Agent shall be entitled to request written instructions, or clarification of any instruction or request, from the Required Lenders (or, if the relevant Loan Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion, and Collateral Agent may without any liability hereunder or under any other Loan Document refrain from acting unless and until it receives those written instructions or that clarification. In the absence of such written instructions, Collateral Agent may act (or refrain from acting) as it considers to be in the best interests of the Lenders. The instructions as aforesaid and any action taken or failure to act pursuant thereto by Collateral Agent shall be binding on all of the Lenders.

(c)                 Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to Collateral Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of any Borrower, any Guarantor or any other obligor or guarantor, or (vii) any failure by any Borrower or Guarantor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements, or other terms or conditions set forth herein or therein.

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(d)                Collateral Agent shall not be obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(e)                 Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Loan Document nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Loan Document.

(f)                  Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder or any other Loan Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(g)                Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Liens thereon, or any certificate prepared by any party in connection therewith, nor shall Collateral Agent have any duty to, and shall not be responsible or liable to the Lenders for any failure to, monitor, maintain or preserve any portion of the Collateral, any security interests of Collateral Agent therein or any filings, registrations, or recordings made with respect thereto. Collateral Agent shall not have any obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or is insured or has been encumbered, or that the liens and security interests granted to Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

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EXHIBIT C

Taxes; Increased Costs.

1.              Defined Terms. For purposes of this Exhibit C:

(a)             “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b)             “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Term Loan or Term Loan Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Exhibit C, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Exhibit C and (iv) any withholding Taxes imposed under FATCA.

(c)             “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d)             “Foreign Lender” means a Lender that is not a U.S. Person.

(e)             “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of either Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f)              “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

(g)            “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(h)            “Recipient” means Collateral Agent or any Lender, as applicable.

(i)              “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(j)              “Withholding Agent” means either Borrower.

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2.             Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Exhibit C) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.             Payment of Other Taxes by Borrower. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Collateral Agent timely reimburse it for the payment of, any Other Taxes.

4.            Indemnification by Borrower. Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Exhibit C or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by any Recipient shall be conclusive absent manifest error.

5.            Indemnification by the Lenders. Each Lender shall severally indemnify Collateral Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrowers have not already indemnified Collateral Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Collateral Agent to the Lender from any other source against any amount due to Collateral Agent under this Section 5.

6.            Evidence of Payments. As soon as practicable after any payment of Taxes by Borrowers to a Governmental Authority pursuant to the provisions of this Exhibit C, Borrowers shall deliver to the applicable Recipient the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Recipient.

7.            Status of Lenders.

(a)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrowers and Collateral Agent, at the time or times reasonably requested by Borrowers or Collateral Agent, such properly completed and executed documentation reasonably requested by Borrowers or Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Collateral Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers or Collateral Agent as will enable Borrowers or Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Exhibit C) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(b)          Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(i)             any Lender that is a U.S. Person shall deliver to such Borrower and Collateral Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Collateral Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Collateral Agent), whichever of the following is applicable:

A.              in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.              executed copies of IRS Form W-8ECI;

C.              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to such Borrower and Collateral Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to such Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.              to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or Collateral Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or Collateral Agent to determine the withholding or deduction required to be made; and

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(iv)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or Collateral Agent as may be necessary for such Borrower and Collateral Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)           Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Borrower and Collateral Agent in writing of its legal inability to do so.

8.             Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Exhibit C (including by the payment of additional amounts pursuant to the provisions of this Exhibit C), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Exhibit C with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.              Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining the Term Loan or of maintaining its obligation to make the Term Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrowers will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10.           Survival. Each party’s obligations under the provisions of this Exhibit C shall survive the resignation or replacement of Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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EXHIBIT D

Loan Payment Request Form

Fax To: (212) 993-1698	Date:

Loan Payment:
Senseonics Holdings, Inc.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrowers’ representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

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EXHIBIT E

Compliance Certificate

TO:	[HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.], as Lender
FROM:	SENSEONICS HOLDINGS, INC. and SENSEONICS, INCORPORATED

The undersigned authorized officer (“Officer”) of Senseonics Holdings, Inc. (“Holdings”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of April 21, 2020, by and among Holdings, Senseonics, Incorporated, a Delaware corporation (together with Holdings, individually and collectively, jointly and severally, “Borrower”), Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)       Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; and

(b)       There are no defaults or Events of Default, except as noted below.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Quarterly financial statements	Quarterly within 45 days after first 3 quarters		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE (or within 5 days of filing with the SEC)		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within earlier 10 days of approval or March 1), and when revised (within 7 days of approval)		Yes	No	N/A
4)	Copies of documents made available to Holdings’ security holders or holders of the Existing Notes	Within 5 days of such delivery		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	Within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Copies of month-end statements for each Collateral Account	Monthly within 30 days		Yes	No	N/A
9)	Copies of material correspondence with Governmental Authorities	Within 5 days after documents are sent/received		Yes	No	N/A

6

10)	Updated Perfection Certificate	Every 6 months		Yes	No	N/A
11)	Total amount of Borrowers’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
12)	Total amount of Holdings’ Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

Disbursement Amount for prior calendar month (ending __________)	(A) Actual Disbursement Amount	(B) Budgeted Disbursement Amount	Complies with Approved Budget Covenant (Does (A) exceed 180% of (B)?)
[Please attach evidence with respect to the Disbursement Amount calculation for the applicable calendar month]			Yes	No	N/A

Disbursement Amount for prior two calendar month period (ending __________)	(A) Actual Disbursement Amount	(B) Budgeted Disbursement Amount	Complies with Approved Budget Covenant (Does (A) exceed 150% of (B)?)
[Please attach evidence with respect to the Disbursement Amount calculation for the applicable two consecutive calendar months]			Yes	No	N/A

Minimum Liquidity Requirement (period ending _______)	Qualified Cash	Complies with Minimum Liquidity Requirement (Is Qualified Cash greater than [$3 million][$5 million]?)
[Please attach evidence with respect to the Minimum Liquidity Requirement calculation]		Yes	No	N/A

Other Matters

1)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

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2)	Have there been any new or pending claims or causes of action against Borrowers that involve more than Five Hundred Thousand Dollars ($500,000)?	Yes	No

3)	Has Holdings or any Subsidiary entered into or amended any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No

4)	Have Borrowers provided the Collateral Agent and the Lenders with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

8

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

Senseonics Holdings, Inc.

By:
Name:
Title:

Date:

9

EXHIBIT F

CORPORATE BORROWING CERTIFICATE

Borrower:	[SENSEONICS HOLDINGS, INC.]	Date: [________], 2020
[SENSEONICS, INCORPORATED]
Lender[s]:	[HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.], as Lender

I hereby certify as follows, as of the date set forth above:

1.             I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.            Borrowers’ exact legal names are set forth above. Each Borrower is a corporation existing under the laws of the State of Delaware.

3.            Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) each Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which such Borrower is incorporated as set forth in paragraph 2 above; and (ii) each Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.            The following resolutions were duly and validly adopted by the Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from the Lenders.

Execute Loan Documents. Execute any loan documents any Lender requires.

Grant Security. Grant Collateral Agent a security interest in any of either Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which each Borrower has an interest and receive cash or otherwise use the proceeds.

Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive each Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

2

5.            The persons listed above are each Borrower’s officers or employees with their titles and signatures shown next to their names.

By: [Senseonics Holdings, Inc.][Senseonics, Incorporated]
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

[print title]

of the date set forth above.

By: [Senseonics Holdings, Inc.][Senseonics, Incorporated]
Name:
Title:

[Signature Page to Corporate Borrowing Certificate]

Exhibit A

Certificate of Incorporation (including amendments)

[see attached]

Exhibit B

Bylaws

[see attached]

EXHIBIT G

[RESERVED]

EXHIBIT H